FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-04

The Information contained herein (the "Information") is preliminary and subject to change.  The information will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series CSMC 2016-NXSR (the "Offering Document").  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the Information is subject to the same limitations and qualifications contained in the Offering Document.  The Information does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The Information contained herein will be more fully described elsewhere in the Offering Document.  The Information should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. The privately offered securities described in the Offering Document as to which the Information relates have not been and will not be registered under the United States Securities Act of 1933, as amended. This material should be not construed as an effort to sell or the solicitation of any offer to buy any security in any jurisdiction where such offer of solicitation could be illegal.

For investors in publicly offered securities as to which the Information relates: The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-207361) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or the underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The information in this file (the “File”) is an electronic copy of the information set forth in the Annex titled “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” to the prospectus.  This File does not contain all information that is required to be included in the prospectus.  This File should be reviewed only in conjunction with the entire prospectus.  Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the Certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale.  The information in this File supersedes any contrary information contained in any prior File relating to the subject securities and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the free prospectus.  The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Mortgage Loan Originator	Mortgage Loan Seller(1)	Original Balance(2)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)	Cut-off Date Balance per SF/ Units/Rooms/Pads(2)	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
1	(27)(28)	Loan	Novo Nordisk	9.9%	Natixis	Natixis	$60,000,000	$60,000,000	$60,000,000	$221	Acquisition	Princeton HD Owner LLC	NAP
2	(27)	Loan	Rentar Plaza	9.9%	Natixis	Natixis	$60,000,000	$60,000,000	$60,000,000	$84	Refinance	Dennis Ratner; Felice Bassin	Dennis Ratner; Felice Bassin
3	(27)	Loan	Gurnee Mills	9.9%	Column Financial, Inc.	Column Financial, Inc.	$60,000,000	$59,833,177	$47,640,338	$163	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.
4	(27)	Loan	QLIC	8.2%	Natixis	Natixis	$50,000,000	$50,000,000	$50,000,000	$344,418	Refinance	Lionshead Member LLC	Lionshead Member LLC
5		Loan	Walgreens Portfolio I	5.4%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$32,581,902	$32,581,902	$32,581,902	$232	Acquisition	CF Real Estate Holdings, LLC	CF Real Estate Holdings, LLC
5.01		Property	Walgreens - Midland, TX	0.8%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$5,112,731	$5,112,731	$5,112,731	$232
5.02		Property	Walgreens - New Braunfels, TX	0.6%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,562,420	$3,562,420	$3,562,420	$232
5.03		Property	Walgreens - Texarkana, TX	0.6%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,550,639	$3,550,639	$3,550,639	$232
5.04		Property	Walgreens - Fort Collins, CO	0.6%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,528,256	$3,528,256	$3,528,256	$232
5.05		Property	Walgreens - Falcon, CO	0.6%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,491,737	$3,491,737	$3,491,737	$232
5.06		Property	Walgreens - Galveston, TX	0.6%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,491,737	$3,491,737	$3,491,737	$232
5.07		Property	Walgreens - New London, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,327,266	$3,327,266	$3,327,266	$232
5.08		Property	Walgreens - Dodgeville, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,327,266	$3,327,266	$3,327,266	$232
5.09		Property	Walgreens - Killeen, TX	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,189,850	$3,189,850	$3,189,850	$232
6		Loan	Embassy Suites - Hillsboro	5.3%	UBSAG	UBSAG	$32,500,000	$32,461,538	$26,786,165	$196,737	Refinance	John R. Thackeray; Kevin S. Garn; Craig C. Christensen	John R. Thackeray; Kevin S. Garn; Craig C. Christensen
7	(27)	Loan	Wolfchase Galleria	4.9%	UBSAG	UBSAG	$30,000,000	$29,957,889	$23,952,457	$420	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.
8		Loan	Walgreens Portfolio V	4.4%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$26,635,694	$26,635,694	$26,635,694	$225	Acquisition	CF Real Estate Holdings, LLC	CF Real Estate Holdings, LLC
8.01		Property	Walgreens - Tempe, AZ	0.6%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,491,737	$3,491,737	$3,491,737	$225
8.02		Property	Walgreens - Cheyenne, WY	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,328,539	$3,328,539	$3,328,539	$225
8.03		Property	Walgreens - Elkhorn, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,327,266	$3,327,266	$3,327,266	$225
8.04		Property	Walgreens - Janesville, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,327,266	$3,327,266	$3,327,266	$225
8.05		Property	Walgreens - Beaver Dam, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,327,266	$3,327,266	$3,327,266	$225
8.06		Property	Walgreens - Sheboygan, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,327,266	$3,327,266	$3,327,266	$225
8.07		Property	Walgreens - Merrill, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,253,177	$3,253,177	$3,253,177	$225
8.08		Property	Walgreens - Stevens Point, WI	0.5%	Cantor Commercial Real Estate Lending, L.P.	UBSAG	$3,253,177	$3,253,177	$3,253,177	$225
9	(27)	Loan	Federal Way Crossings	4.2%	UBSAG	UBSAG	$25,500,000	$25,466,958	$20,675,725	$279	Refinance	Firoz Lalji; Altaf Habib Jiwani	Firoz Lalji; Altaf Habib Jiwani
10	(27)	Loan	Greenwich Office Park	4.1%	Natixis	Natixis	$25,000,000	$25,000,000	$25,000,000	$230	Acquisition	John J. Fareri	John J. Fareri
11		Loan	Great Falls Marketplace	3.4%	UBSAG	UBSAG	$20,750,000	$20,750,000	$17,546,307	$97	Refinance	Kenneth Yaklin; Mark Macek; Richard Sanchez; Martin J. Roe	Kenneth Yaklin; Mark Macek; Richard Sanchez; Martin J. Roe
12	(27)	Loan	MY Portfolio	3.3%	UBSAG	UBSAG	$20,000,000	$19,935,183	$14,936,714	$59,686	Refinance	Suresh M. Patel; Michael Desai; Yogesh Patel	Suresh M. Patel; Michael Desai; Yogesh Patel
12.01		Property	Holiday Inn Express - Covington	0.7%	UBSAG	UBSAG	$3,958,333	$3,945,505	$2,956,225	$59,686
12.02		Property	Holiday Inn - Vicksburg	0.6%	UBSAG	UBSAG	$3,500,000	$3,488,657	$2,613,925	$59,686
12.03		Property	Holiday Inn Express - New Orleans	0.5%	UBSAG	UBSAG	$3,333,333	$3,322,531	$2,489,452	$59,686
12.04		Property	Comfort Suites - Gonzales	0.5%	UBSAG	UBSAG	$3,250,000	$3,239,467	$2,427,216	$59,686
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%	UBSAG	UBSAG	$3,041,667	$3,031,809	$2,271,625	$59,686
12.06		Property	Candlewood Suites - Slidell	0.5%	UBSAG	UBSAG	$2,916,667	$2,907,214	$2,178,271	$59,686
13	(27)	Loan	681 Fifth Avenue	2.5%	UBSAG	UBSAG	$15,000,000	$15,000,000	$15,000,000	$2,604	Refinance	Robert Siegel	Robert Siegel
14		Loan	Courtyard Cromwell	2.3%	Natixis	Natixis	$14,000,000	$13,963,233	$11,231,573	$96,298	Refinance	Slavik Suites, Inc.; IRNM Hotel Investors, L.L.C.	Slavik Suites, Inc.; IRNM Hotel Investors, L.L.C.
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	Natixis	Natixis	$13,550,000	$13,550,000	$13,550,000	$134	Refinance	Lenora J. Petrarca	Lenora J. Petrarca
16		Loan	Shelby Air Park	2.1%	Natixis	Natixis	$12,861,000	$12,861,000	$10,889,044	$13	Acquisition	James A. Diamond and William E. Diamond	James A. Diamond and William E. Diamond
17		Loan	Vinings Village	1.8%	Pillar	Column Financial, Inc.	$11,050,000	$11,050,000	$9,760,788	$179	Refinance	M & J Wilkow, Ltd.	M & J Wilkow, Ltd.
18		Loan	Best Western O’Hare	1.6%	Natixis	Natixis	$9,500,000	$9,489,405	$7,909,424	$67,301	Refinance	Suresh Anandani and Kunal H. Dave	Suresh Anandani and Kunal H. Dave
19		Loan	Fedex Plaza	1.4%	Natixis	Natixis	$8,750,000	$8,750,000	$7,576,397	$325	Refinance	Harvey Schultz; Steven Schultz; Jonathan Schultz	Harvey Schultz; Steven Schultz; Jonathan Schultz
20		Loan	The Storage Depot-Bordentown	1.3%	Column Financial, Inc.	Column Financial, Inc.	$7,900,000	$7,900,000	$6,912,237	$13,644	Acquisition	Robert Moser; Robert Morgan	Robert Moser; Robert Morgan
21		Loan	The Storage Depot-Westville	1.3%	Column Financial, Inc.	Column Financial, Inc.	$7,800,000	$7,800,000	$6,824,740	$10,924	Acquisition	Robert Moser; Robert Morgan	Robert Moser; Robert Morgan
22		Loan	Jameel Road & Kirkwood Center	1.3%	Pillar	Column Financial, Inc.	$7,750,000	$7,750,000	$6,944,645	$58	Acquisition	Michael Brennan; Troy MacMane	Michael Brennan; Troy MacMane
22.01		Property	8600-8850 Jameel Road	0.8%	Pillar	Column Financial, Inc.	$4,726,156	$4,726,156	$4,235,029	$58
22.02		Property	Kirkwood Center	0.5%	Pillar	Column Financial, Inc.	$3,023,844	$3,023,844	$2,709,616	$58
23		Loan	Cobblestone Village	1.2%	UBSAG	UBSAG	$7,450,000	$7,450,000	$6,184,761	$76	Acquisition	Steven Froese; Roy Wiebe	Steven Froese; Roy Wiebe
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	Natixis	Natixis	$6,625,000	$6,625,000	$5,460,245	$45,377	Refinance	Rajesh Patel	Rajesh Patel
25		Loan	The Charles Hotel	1.1%	Natixis	Natixis	$6,623,000	$6,605,744	$5,320,792	$49,667	Refinance	Atit Jariwala	Atit Jariwala
26		Loan	Wilmington Industrial Park	1.1%	UBSAG	UBSAG	$6,400,000	$6,400,000	$6,400,000	$12	Acquisition	Samuel I. Kirschenbaum; Benjamin B. Rubin	Samuel I. Kirschenbaum; Benjamin B. Rubin
27		Loan	Windmill Lakes Center	1.0%	Natixis	Natixis	$6,200,000	$6,200,000	$5,493,530	$87	Refinance	Marshall N. Dickler, Larry P. Kanar	Marshall N. Dickler, Larry P. Kanar
28		Loan	Best Western Salt Lake City	1.0%	Natixis	Natixis	$6,075,000	$6,075,000	$5,039,127	$75,000	Refinance	Tushar Patel and Muljibhai Chaudhari	Tushar Patel and Muljibhai Chaudhari
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	Column Financial, Inc.	Column Financial, Inc.	$4,620,000	$4,620,000	$3,837,200	$395	Refinance	Rong Ge Friedman	Rong Ge Friedman
30		Loan	Northridge Palm Apartment	0.6%	Natixis	Natixis	$3,460,250	$3,460,250	$3,030,551	$96,118	Refinance	Pinkal Jogani and Hansa Investments, Inc.	Pinkal Jogani and Hansa Investments, Inc.
31		Loan	Best Western Battleground	0.6%	Natixis	Natixis	$3,409,000	$3,409,000	$2,670,283	$74,109	Refinance	Divyesh B. Desai; Parth A. Patel	Divyesh B. Desai; Parth A. Patel
32		Loan	Oak Court Apartments	0.5%	Natixis	Natixis	$2,940,000	$2,940,000	$2,470,676	$98,000	Refinance	Shangxuan Tan	Shangxuan Tan
33		Loan	Colonial Terrace	0.4%	Natixis	Natixis	$2,322,738	$2,311,065	$1,879,045	$45,315	Refinance	Pinkal Jogani and Hansa Investments, Inc.	Pinkal Jogani and Hansa Investments, Inc.

A-1-1

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built
1	(27)(28)	Loan	Novo Nordisk	9.9%	1	Office	Suburban	Fee		800 Scudders Mill Road	Plainsboro	Middlesex	NJ	08536	1985
2	(27)	Loan	Rentar Plaza	9.9%	1	Mixed Use	Office/Retail/Warehouse	Fee		66-26 Metropolitan Avenue	Middle Village	Queens	NY	11379	1974
3	(27)	Loan	Gurnee Mills	9.9%	1	Retail	Regional Mall	Fee		6170 West Grand Avenue	Gurnee	Lake	IL	60031	1991
4	(27)	Loan	QLIC	8.2%	1	Multifamily	High-Rise	Fee		41-42 24th Street	Long Island City	Queens	NY	11101	2015
5		Loan	Walgreens Portfolio I	5.4%	9	Retail	Single Tenant	Fee		Various	Various	Various	Various	Various	Various
5.01		Property	Walgreens - Midland, TX	0.8%	1	Retail	Single Tenant	Fee		215 Andrews Highway	Midland	Midland	TX	79701	2000
5.02		Property	Walgreens - New Braunfels, TX	0.6%	1	Retail	Single Tenant	Fee		1160 South Business IH-35	New Braunfels	Comal	TX	78130	2001
5.03		Property	Walgreens - Texarkana, TX	0.6%	1	Retail	Single Tenant	Fee		4415 North State Line Avenue	Texarkana	Bowie	TX	75503	2000
5.04		Property	Walgreens - Fort Collins, CO	0.6%	1	Retail	Single Tenant	Fee		2612 South College Avenue	Fort Collins	Larimer	CO	80525	2005
5.05		Property	Walgreens - Falcon, CO	0.6%	1	Retail	Single Tenant	Fee		7392 McLaughlin Road	Falcon	El Paso	CO	80831	2005
5.06		Property	Walgreens - Galveston, TX	0.6%	1	Retail	Single Tenant	Fee		2501 61st Street	Galveston	Galveston	TX	77551	2004
5.07		Property	Walgreens - New London, WI	0.5%	1	Retail	Single Tenant	Fee		981 Shawano Street	New London	Waupaca	WI	54961	2007
5.08		Property	Walgreens - Dodgeville, WI	0.5%	1	Retail	Single Tenant	Fee		1133 North Johns Street	Dodgeville	Iowa	WI	53533	2007
5.09		Property	Walgreens - Killeen, TX	0.5%	1	Retail	Single Tenant	Fee		1000 East Central Texas Expressway	Killeen	Bell	TX	76541	2008
6		Loan	Embassy Suites - Hillsboro	5.3%	1	Hotel	Full Service	Fee		20001 Northwest Tanasbourne Drive	Hillsboro	Washington	OR	97124	2014
7	(27)	Loan	Wolfchase Galleria	4.9%	1	Retail	Regional Mall	Fee		2760 North Germantown Parkway	Memphis	Shelby	TN	38133	1997
8		Loan	Walgreens Portfolio V	4.4%	8	Retail	Single Tenant	Fee		Various	Various	Various	Various	Various	Various
8.01		Property	Walgreens - Tempe, AZ	0.6%	1	Retail	Single Tenant	Fee		1745 East Southern Avenue	Tempe	Maricopa	AZ	85282	2004
8.02		Property	Walgreens - Cheyenne, WY	0.5%	1	Retail	Single Tenant	Fee		2304 East Lincolnway	Cheyenne	Laramie	WY	82001	2000
8.03		Property	Walgreens - Elkhorn, WI	0.5%	1	Retail	Single Tenant	Fee		939 North Wisconsin Street	Elkhorn	Walworth	WI	53121	2008
8.04		Property	Walgreens - Janesville, WI	0.5%	1	Retail	Single Tenant	Fee		1740 Center Avenue	Janesville	Rock	WI	53546	2007
8.05		Property	Walgreens - Beaver Dam, WI	0.5%	1	Retail	Single Tenant	Fee		607 Park Avenue	Beaver Dam	Dodge	WI	53916	2007
8.06		Property	Walgreens - Sheboygan, WI	0.5%	1	Retail	Single Tenant	Fee		2702 Calumet Drive	Sheboygan	Sheboygan	WI	53083	2008
8.07		Property	Walgreens - Merrill, WI	0.5%	1	Retail	Single Tenant	Fee		101 Center Avenue	Merrill	Lincoln	WI	54452	2007
8.08		Property	Walgreens - Stevens Point, WI	0.5%	1	Retail	Single Tenant	Fee		3301 Church Street	Stevens Point	Portage	WI	54481	2007
9	(27)	Loan	Federal Way Crossings	4.2%	1	Retail	Anchored	Fee		35009 Enchanted Parkway South	Federal Way	King	WA	98003	2006-2007
10	(27)	Loan	Greenwich Office Park	4.1%	1	Office	Suburban	Fee & Leasehold	Building 8: 5/31/2076; Building 9: 9/8/2076	51 Weaver Street, 18 Valley Drive and West Putnam Avenue	Greenwich	Fairfield	CT	06831	1970, 1972-1976, 1978
11		Loan	Great Falls Marketplace	3.4%	1	Retail	Anchored	Fee		1601 Market Place Drive	Great Falls	Cascade	MT	59404	1997
12	(27)	Loan	MY Portfolio	3.3%	6	Hotel	Various	Fee		Various	Various	Various	Various	Various	Various
12.01		Property	Holiday Inn Express - Covington	0.7%	1	Hotel	Limited Service	Fee		69354 Stirling Boulevard	Covington	Saint Tammany	LA	70433	2014
12.02		Property	Holiday Inn - Vicksburg	0.6%	1	Hotel	Select Service	Fee		115 Cypress Centre Drive	Vicksburg	Warren	MS	39180	2008
12.03		Property	Holiday Inn Express - New Orleans	0.5%	1	Hotel	Limited Service	Fee		7049 Bullard Avenue	New Orleans	Orleans	LA	70128	2006
12.04		Property	Comfort Suites - Gonzales	0.5%	1	Hotel	Limited Service	Fee		2821 West Cabela Parkway	Gonzales	Ascension	LA	70737	2013
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%	1	Hotel	Limited Service	Fee		4160 South Frontage Road	Vicksburg	Warren	MS	39180	2008
12.06		Property	Candlewood Suites - Slidell	0.5%	1	Hotel	Extended Stay	Fee		100 Holiday Boulevard	Slidell	Saint Tammany	LA	70460	2011
13	(27)	Loan	681 Fifth Avenue	2.5%	1	Mixed Use	Retail/Office	Fee		681 Fifth Avenue	New York	New York	NY	10022	1913
14		Loan	Courtyard Cromwell	2.3%	1	Hotel	Select Service	Fee		4 Sebethe Drive	Cromwell	Middlesex	CT	06416	1986
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	1	Office	Suburban	Fee		367 Ghent Road	Akron	Summit	OH	44333	1990
16		Loan	Shelby Air Park	2.1%	1	Industrial	Warehouse	Fee		4500 Malone Road; 4570 Shelby Air Park Drive; 4650 Shelby Air Park Drive; 4500 Atlantic Way; 4350 East Shelby Drive; 4770 Malone Road	Memphis	Shelby	TN	38118	1987-1994
17		Loan	Vinings Village	1.8%	1	Retail	Anchored	Fee		4715 South Atlanta Road	Smyrna	Cobb	GA	30080	2003
18		Loan	Best Western O’Hare	1.6%	1	Hotel	Limited Service	Fee		10300 West Higgins Road	Rosemont	Cook	IL	60018	1965
19		Loan	Fedex Plaza	1.4%	1	Retail	Unanchored	Fee		588 Route 70	Brick Township	Ocean	NJ	08723	2007
20		Loan	The Storage Depot-Bordentown	1.3%	1	Self Storage	Self Storage	Fee		800 U.S. Route 206	Bordentown	Burlington	NJ	08506	2007; 2010
21		Loan	The Storage Depot-Westville	1.3%	1	Self Storage	Self Storage	Fee		1071 Delsea Drive	Westville	Gloucester	NJ	08093	1993-2006
22		Loan	Jameel Road & Kirkwood Center	1.3%	2	Industrial	Flex	Fee		Various	Various	Various	TX	Various	Various
22.01		Property	8600-8850 Jameel Road	0.8%	1	Industrial	Flex	Fee		8600, 8700, 8800 & 8850 Jameel Road	Houston	Harris	TX	77040	1980
22.02		Property	Kirkwood Center	0.5%	1	Industrial	Flex	Fee		12705 South Kirkwood Road	Stafford	Fort Bend	TX	77477	1984
23		Loan	Cobblestone Village	1.2%	1	Retail	Anchored	Fee		1721 East Warner Road	Tempe	Maricopa	AZ	85284	1986
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	1	Hotel	Limited Service	Fee		301 North Central Avenue	Hapeville	Fulton	GA	30354	1971
25		Loan	The Charles Hotel	1.1%	1	Hotel	Limited Service	Fee		1425 South 5th Street	Saint Charles	St. Charles	MO	63301	1966
26		Loan	Wilmington Industrial Park	1.1%	1	Industrial	Warehouse/Distribution	Fee		3336, 3260 and 3188 Progress Way	Wilmington	Clinton	OH	45177	1996, 1999, 2000
27		Loan	Windmill Lakes Center	1.0%	1	Retail	Anchored	Fee		3-87 North Randall Road	Batavia	Kane	IL	60510	1994
28		Loan	Best Western Salt Lake City	1.0%	1	Hotel	Limited Service	Fee		5433 West Wiley Post Way	Salt Lake City	Salt Lake	UT	84116	2012
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	1	Mixed Use	Retail/Residential	Fee		534 Flatbush Avenue	Brooklyn	Kings	NY	11225	1931
30		Loan	Northridge Palm Apartment	0.6%	1	Multifamily	Garden	Fee		8651 Wilbur Avenue	Los Angeles	Los Angeles	CA	91324	1980
31		Loan	Best Western Battleground	0.6%	1	Hotel	Limited Service	Fee		1419 West Main Street	Battle Ground	Clark	WA	98604	2007
32		Loan	Oak Court Apartments	0.5%	1	Multifamily	Multifamily/Retail	Fee		245-251 South Kerr Avenue	Wilmington	New Hanover	NC	28403	1968, 2014
33		Loan	Colonial Terrace	0.4%	1	Multifamily	Garden	Fee		38719 & 38729 10th Street East	Palmdale	Los Angeles	CA	93550	1986

A-1-2

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS							MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads	Units of Measure	Occupancy Rate(6)	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(7)	Subservicing Fee Rate(7)	Master Servicing Fee Rate(7)	Pari Passu Loan Primary Servicing Fee Rate(7)	Trustee Fee Rate(7)	Operating Advisor Fee Rate(7)	Asset Representations Review Fee(7)
1	(27)(28)	Loan	Novo Nordisk	9.9%	2013	761,824	Square Feet	78.0%	11/1/2016	$319,900,000	6/1/2016	3.4820%	0.02243%	0.00000%	0.00250%	0.00250%	0.01070%	0.00541%	0.00082%
2	(27)	Loan	Rentar Plaza	9.9%		1,567,208	Square Feet	100.0%	8/1/2016	$300,000,000	7/19/2016	3.4820%	0.02243%	0.00000%	0.00250%	0.00250%	0.01070%	0.00541%	0.00082%
3	(27)	Loan	Gurnee Mills	9.9%	2014	1,683,915	Square Feet	91.1%	9/22/2016	$417,000,000	8/23/2016	3.9900%	0.01702%	0.00250%	0.00250%	0.00000%	0.01070%	0.00000%	0.00082%
4	(27)	Loan	QLIC	8.2%		421	Units	100.0%	10/1/2016	$255,000,000	8/18/2016	4.3997%	0.01702%	0.00250%	0.00250%	0.00000%	0.01070%	0.00000%	0.00082%
5		Loan	Walgreens Portfolio I	5.4%		140,635	Square Feet	100.0%	12/1/2016	$57,130,000	Various	4.5930%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
5.01		Property	Walgreens - Midland, TX	0.8%		21,700	Square Feet	100.0%	12/1/2016	$8,320,000	9/25/2016
5.02		Property	Walgreens - New Braunfels, TX	0.6%		15,120	Square Feet	100.0%	12/1/2016	$6,620,000	9/25/2016
5.03		Property	Walgreens - Texarkana, TX	0.6%		15,070	Square Feet	100.0%	12/1/2016	$5,780,000	9/25/2016
5.04		Property	Walgreens - Fort Collins, CO	0.6%		14,975	Square Feet	100.0%	12/1/2016	$6,260,000	9/25/2016
5.05		Property	Walgreens - Falcon, CO	0.6%		14,820	Square Feet	100.0%	12/1/2016	$6,200,000	9/27/2016
5.06		Property	Walgreens - Galveston, TX	0.6%		14,820	Square Feet	100.0%	12/1/2016	$6,200,000	9/30/2016
5.07		Property	Walgreens - New London, WI	0.5%		14,820	Square Feet	100.0%	12/1/2016	$5,910,000	9/26/2016
5.08		Property	Walgreens - Dodgeville, WI	0.5%		14,820	Square Feet	100.0%	12/1/2016	$5,910,000	9/27/2016
5.09		Property	Walgreens - Killeen, TX	0.5%		14,490	Square Feet	100.0%	12/1/2016	$5,930,000	9/25/2016
6		Loan	Embassy Suites - Hillsboro	5.3%		165	Rooms	83.6%	9/30/2016	$52,500,000	10/12/2016	5.0820%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
7	(27)	Loan	Wolfchase Galleria	4.9%		391,862	Square Feet	90.1%	9/28/2016	$254,000,000	9/26/2016	4.1460%	0.01702%	0.00250%	0.00250%	0.00000%	0.01070%	0.00000%	0.00082%
8		Loan	Walgreens Portfolio V	4.4%		118,200	Square Feet	100.0%	12/1/2016	$47,330,000	Various	4.5930%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
8.01		Property	Walgreens - Tempe, AZ	0.6%		14,820	Square Feet	100.0%	12/1/2016	$6,500,000	9/26/2016
8.02		Property	Walgreens - Cheyenne, WY	0.5%		15,120	Square Feet	100.0%	12/1/2016	$5,650,000	9/25/2016
8.03		Property	Walgreens - Elkhorn, WI	0.5%		14,820	Square Feet	100.0%	12/1/2016	$5,910,000	9/27/2016
8.04		Property	Walgreens - Janesville, WI	0.5%		14,820	Square Feet	100.0%	12/1/2016	$5,910,000	9/25/2016
8.05		Property	Walgreens - Beaver Dam, WI	0.5%		14,820	Square Feet	100.0%	12/1/2016	$5,910,000	9/26/2016
8.06		Property	Walgreens - Sheboygan, WI	0.5%		14,820	Square Feet	100.0%	12/1/2016	$5,910,000	9/29/2016
8.07		Property	Walgreens - Merrill, WI	0.5%		14,490	Square Feet	100.0%	12/1/2016	$5,770,000	9/27/2016
8.08		Property	Walgreens - Stevens Point, WI	0.5%		14,490	Square Feet	100.0%	12/1/2016	$5,770,000	9/25/2016
9	(27)	Loan	Federal Way Crossings	4.2%		207,686	Square Feet	98.7%	8/1/2016	$83,100,000	8/17/2016	4.5888%	0.01702%	0.00250%	0.00250%	0.00000%	0.01070%	0.00000%	0.00082%
10	(27)	Loan	Greenwich Office Park	4.1%	2010-2016	379,861	Square Feet	82.9%	9/30/2016	$134,000,000	9/6/2016	4.5540%	0.02468%	0.00000%	0.00250%	0.00250%	0.01070%	0.00766%	0.00082%
11		Loan	Great Falls Marketplace	3.4%		214,951	Square Feet	99.3%	10/31/2016	$33,300,000	9/12/2016	5.9070%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
12	(27)	Loan	MY Portfolio	3.3%	Various	501	Rooms	64.6%	8/31/2016	$48,000,000	Various	4.9720%	0.02578%	0.00000%	0.00250%	0.00250%	0.01070%	0.00876%	0.00082%
12.01		Property	Holiday Inn Express - Covington	0.7%		84	Rooms	62.7%	8/31/2016	$9,500,000	7/14/2016
12.02		Property	Holiday Inn - Vicksburg	0.6%	2011-2012, 2015	83	Rooms	72.5%	8/31/2016	$8,400,000	7/13/2016
12.03		Property	Holiday Inn Express - New Orleans	0.5%	2013	87	Rooms	55.3%	8/31/2016	$8,700,000	7/14/2016
12.04		Property	Comfort Suites - Gonzales	0.5%		77	Rooms	69.0%	8/31/2016	$7,400,000	7/13/2016
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%		77	Rooms	69.5%	8/31/2016	$7,000,000	7/13/2016
12.06		Property	Candlewood Suites - Slidell	0.5%		93	Rooms	60.0%	8/31/2016	$7,000,000	7/14/2016
13	(27)	Loan	681 Fifth Avenue	2.5%	2009	82,573	Square Feet	90.8%	9/30/2016	$440,000,000	10/1/2016	4.1265%	0.01702%	0.00250%	0.00250%	0.00000%	0.01070%	0.00000%	0.00082%
14		Loan	Courtyard Cromwell	2.3%	2003	145	Rooms	69.5%	8/31/2016	$19,100,000	8/11/2016	4.2800%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
15		Loan	Sterling Jewelers Corporate HQ III	2.2%		100,890	Square Feet	100.0%	12/5/2016	$22,600,000	8/8/2016	4.2900%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
16		Loan	Shelby Air Park	2.1%		993,800	Square Feet	83.6%	9/30/2016	$20,000,000	9/1/2016	4.1800%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
17		Loan	Vinings Village	1.8%		61,573	Square Feet	95.6%	9/1/2016	$15,500,000	9/27/2016	4.9000%	0.06826%	0.05000%	0.00250%	0.00000%	0.01070%	0.00374%	0.00082%
18		Loan	Best Western O’Hare	1.6%	2015-2016	141	Rooms	68.4%	9/30/2016	$13,600,000	8/15/2016	5.4000%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
19		Loan	Fedex Plaza	1.4%		26,933	Square Feet	100.0%	8/26/2016	$13,500,000	8/26/2016	4.0400%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
20		Loan	The Storage Depot-Bordentown	1.3%		579	Units	97.6%	9/30/2016	$10,780,000	9/28/2016	4.4800%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
21		Loan	The Storage Depot-Westville	1.3%		714	Units	86.8%	9/30/2016	$10,480,000	9/28/2016	4.4800%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
22		Loan	Jameel Road & Kirkwood Center	1.3%		132,997	Square Feet	88.4%	10/4/2016	$10,380,000	9/8/2015	4.5200%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
22.01		Property	8600-8850 Jameel Road	0.8%		87,099	Square Feet	82.4%	10/4/2016	$6,330,000	9/8/2015
22.02		Property	Kirkwood Center	0.5%		45,898	Square Feet	100.0%	10/4/2016	$4,050,000	9/8/2015
23		Loan	Cobblestone Village	1.2%	2014	97,915	Square Feet	83.9%	11/9/2016	$11,570,000	10/17/2016	5.3060%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	2014, 2015	146	Rooms	67.9%	8/31/2016	$10,900,000	9/19/2016	5.0800%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
25		Loan	The Charles Hotel	1.1%	2013	133	Rooms	77.8%	6/30/2016	$10,800,000	8/7/2016	4.3200%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
26		Loan	Wilmington Industrial Park	1.1%		526,019	Square Feet	100.0%	9/15/2016	$13,200,000	9/20/2016	4.9880%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
27		Loan	Windmill Lakes Center	1.0%		70,949	Square Feet	89.1%	7/12/2016	$10,500,000	6/22/2016	5.9900%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
28		Loan	Best Western Salt Lake City	1.0%		81	Rooms	71.0%	9/30/2016	$9,500,000	9/19/2016	5.2800%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	2002	11,700	Square Feet	100.0%	11/14/2016	$7,700,000	10/5/2016	5.3210%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
30		Loan	Northridge Palm Apartment	0.6%		36	Units	100.0%	11/7/2016	$5,500,000	6/10/2016	4.5200%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
31		Loan	Best Western Battleground	0.6%	2013-2015	46	Rooms	71.0%	7/31/2016	$5,140,000	2/22/2016	6.3500%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
32		Loan	Oak Court Apartments	0.5%	2006-2014	30	Units	90.0%	11/9/2016	$4,680,000	8/28/2016	5.7000%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%
33		Loan	Colonial Terrace	0.4%		51	Units	98.0%	11/7/2016	$3,950,000	6/10/2016	4.5200%	0.02076%	0.00000%	0.00250%	0.00250%	0.01070%	0.00374%	0.00082%

A-1-3

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	CREFC Fee Rate(7)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No) (8)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)(8)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date (8)	Monthly Debt Service (P&I)
1	(27)(28)	Loan	Novo Nordisk	9.9%	0.00050%	Actual/360	3	Yes	60	57	60	57	0	0	8/11/2016	10/5/2016	NAP	4/30/2031	9/5/2021	$176,518.06
2	(27)	Loan	Rentar Plaza	9.9%	0.00050%	Actual/360	3	No	120	117	120	117	0	0	8/31/2016	10/5/2016	NAP	9/5/2026	9/5/2026	$176,518.06
3	(27)	Loan	Gurnee Mills	9.9%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	9/27/2016	11/1/2016	NAP	10/1/2026	10/1/2026	$286,103.38
4	(27)	Loan	QLIC	8.2%	0.00050%	Actual/360	11	No	120	109	120	109	0	0	12/28/2015	2/5/2016	NAP	1/5/2026	1/5/2026	$185,866.96
5		Loan	Walgreens Portfolio I	5.4%	0.00050%	Actual/360	0	Yes	120	120	120	120	0	0	11/15/2016	1/1/2017	NAP	12/1/2031	12/1/2026	$126,439.27
5.01		Property	Walgreens - Midland, TX	0.8%
5.02		Property	Walgreens - New Braunfels, TX	0.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%
5.05		Property	Walgreens - Falcon, CO	0.6%
5.06		Property	Walgreens - Galveston, TX	0.6%
5.07		Property	Walgreens - New London, WI	0.5%
5.08		Property	Walgreens - Dodgeville, WI	0.5%
5.09		Property	Walgreens - Killeen, TX	0.5%
6		Loan	Embassy Suites - Hillsboro	5.3%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	11/10/2016	12/6/2016	NAP	11/6/2026	11/6/2026	$176,099.39
7	(27)	Loan	Wolfchase Galleria	4.9%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	10/26/2016	12/1/2016	NAP	11/1/2026	11/1/2026	$145,761.18
8		Loan	Walgreens Portfolio V	4.4%	0.00050%	Actual/360	0	Yes	120	120	120	120	0	0	11/15/2016	1/1/2017	NAP	12/1/2031	12/1/2026	$103,364.06
8.01		Property	Walgreens - Tempe, AZ	0.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%
8.03		Property	Walgreens - Elkhorn, WI	0.5%
8.04		Property	Walgreens - Janesville, WI	0.5%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%
8.06		Property	Walgreens - Sheboygan, WI	0.5%
8.07		Property	Walgreens - Merrill, WI	0.5%
8.08		Property	Walgreens - Stevens Point, WI	0.5%
9	(27)	Loan	Federal Way Crossings	4.2%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	10/28/2016	12/6/2016	NAP	11/6/2026	11/6/2026	$130,553.69
10	(27)	Loan	Greenwich Office Park	4.1%	0.00050%	Actual/360	1	No	60	59	60	59	0	0	11/4/2016	12/5/2016	NAP	11/5/2021	11/5/2021	$96,192.71
11		Loan	Great Falls Marketplace	3.4%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	11/18/2016	1/6/2017	NAP	12/6/2026	12/6/2026	$123,168.78
12	(27)	Loan	MY Portfolio	3.3%	0.00050%	Actual/360	2	No	120	118	0	0	300	298	10/7/2016	11/6/2016	NAP	10/6/2026	10/6/2026	$116,591.97
12.01		Property	Holiday Inn Express - Covington	0.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%
12.03		Property	Holiday Inn Express - New Orleans	0.5%
12.04		Property	Comfort Suites - Gonzales	0.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%
12.06		Property	Candlewood Suites - Slidell	0.5%
13	(27)	Loan	681 Fifth Avenue	2.5%	0.00050%	Actual/360	1	No	120	119	120	119	0	0	11/4/2016	12/6/2016	NAP	11/6/2026	11/6/2026	$52,297.66
14		Loan	Courtyard Cromwell	2.3%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	9/26/2016	11/5/2016	NAP	10/5/2026	10/5/2026	$69,117.69
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	0.00050%	Actual/360	1	Yes	120	119	120	119	0	0	10/7/2016	12/5/2016	NAP	11/5/2036	11/5/2026	$49,114.05
16		Loan	Shelby Air Park	2.1%	0.00050%	Actual/360	2	No	120	118	24	22	360	360	9/27/2016	11/10/2016	11/10/2018	10/10/2026	10/10/2026	$62,742.46
17		Loan	Vinings Village	1.8%	0.00050%	Actual/360	12	No	120	108	36	24	360	360	11/10/2015	1/6/2016	1/6/2019	12/6/2025	12/6/2025	$58,645.30
18		Loan	Best Western O’Hare	1.6%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	10/21/2016	12/5/2016	NAP	11/5/2026	11/5/2026	$53,345.43
19		Loan	Fedex Plaza	1.4%	0.00050%	Actual/360	1	No	120	119	36	35	360	360	10/7/2016	12/5/2016	12/5/2019	11/5/2026	11/5/2026	$41,975.87
20		Loan	The Storage Depot-Bordentown	1.3%	0.00050%	Actual/360	1	No	120	119	36	35	360	360	11/3/2016	12/6/2016	12/6/2019	11/6/2026	11/6/2026	$39,934.31
21		Loan	The Storage Depot-Westville	1.3%	0.00050%	Actual/360	1	No	120	119	36	35	360	360	11/3/2016	12/6/2016	12/6/2019	11/6/2026	11/6/2026	$39,428.82
22		Loan	Jameel Road & Kirkwood Center	1.3%	0.00050%	Actual/360	13	No	120	107	48	35	360	360	10/26/2015	12/6/2015	12/6/2019	11/6/2025	11/6/2025	$39,360.26
22.01		Property	8600-8850 Jameel Road	0.8%
22.02		Property	Kirkwood Center	0.5%
23		Loan	Cobblestone Village	1.2%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	11/30/2016	1/6/2017	NAP	12/6/2026	12/6/2026	$41,397.96
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	11/9/2016	1/5/2017	NAP	12/5/2026	12/5/2026	$35,889.05
25		Loan	The Charles Hotel	1.1%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	9/23/2016	11/5/2016	NAP	10/5/2026	10/5/2026	$32,853.16
26		Loan	Wilmington Industrial Park	1.1%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	11/15/2016	1/6/2017	NAP	12/6/2026	12/6/2026	$26,972.15
27		Loan	Windmill Lakes Center	1.0%	0.00050%	Actual/360	0	No	120	120	24	24	360	360	11/30/2016	1/5/2017	1/5/2019	12/5/2026	12/5/2026	$37,132.28
28		Loan	Best Western Salt Lake City	1.0%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	11/9/2016	1/5/2017	NAP	12/5/2026	12/5/2026	$33,659.35
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	11/29/2016	1/6/2017	NAP	12/6/2026	12/6/2026	$25,715.36
30		Loan	Northridge Palm Apartment	0.6%	0.00050%	Actual/360	4	No	120	116	36	32	360	360	8/5/2016	9/5/2016	9/5/2019	8/5/2026	8/5/2026	$17,573.72
31		Loan	Best Western Battleground	0.6%	0.00050%	Actual/360	0	No	120	120	0	0	300	300	11/29/2016	1/5/2017	NAP	12/5/2026	12/5/2026	$22,699.31
32		Loan	Oak Court Apartments	0.5%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	11/15/2016	1/5/2017	NAP	12/5/2026	12/5/2026	$17,063.77
33		Loan	Colonial Terrace	0.4%	0.00050%	Actual/360	4	No	120	116	0	0	360	356	8/5/2016	9/5/2016	NAP	8/5/2026	8/5/2026	$11,796.59

A-1-4

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Monthly Debt Service (IO)(9)	Annual Debt Service (P&I)(10)	Annual Debt Service (IO)(10)	Lockbox Type(11)	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans(12)	UW NOI DSCR (P&I)(13)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)(13)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio(8)	Grace Period to Late Charge (Days)
1	(27)(28)	Loan	Novo Nordisk	9.9%	$176,518.06	$2,118,217	$2,118,217	Hard	In Place	No	No	2.98x	2.98x	2.97x	2.97x	52.6%	52.6%	0
2	(27)	Loan	Rentar Plaza	9.9%	$176,518.06	$2,118,217	$2,118,217	Hard	Springing	No	No	2.71x	2.71x	2.59x	2.59x	44.0%	44.0%	0
3	(27)	Loan	Gurnee Mills	9.9%		$3,433,241		Hard, Springing for Master Lease	Springing	No	Column/UBSAG - A	1.70x		1.60x		65.8%	52.4%	0
4	(27)	Loan	QLIC	8.2%	$185,866.96	$2,230,403	$2,230,403	Commercial Units: Hard; Residential Units: Soft	Springing	No	No	1.85x	1.85x	1.84x	1.84x	56.9%	56.9%	5
5		Loan	Walgreens Portfolio I	5.4%	$126,439.27	$1,517,271	$1,517,271	Hard	In Place	No	UBSAG - A	2.08x	2.08x	2.07x	2.07x	57.0%	57.0%	5
5.01		Property	Walgreens - Midland, TX	0.8%								2.08x		2.07x		57.0%	57.0%
5.02		Property	Walgreens - New Braunfels, TX	0.6%								2.08x		2.07x		57.0%	57.0%
5.03		Property	Walgreens - Texarkana, TX	0.6%								2.08x		2.07x		57.0%	57.0%
5.04		Property	Walgreens - Fort Collins, CO	0.6%								2.08x		2.07x		57.0%	57.0%
5.05		Property	Walgreens - Falcon, CO	0.6%								2.08x		2.07x		57.0%	57.0%
5.06		Property	Walgreens - Galveston, TX	0.6%								2.08x		2.07x		57.0%	57.0%
5.07		Property	Walgreens - New London, WI	0.5%								2.08x		2.07x		57.0%	57.0%
5.08		Property	Walgreens - Dodgeville, WI	0.5%								2.08x		2.07x		57.0%	57.0%
5.09		Property	Walgreens - Killeen, TX	0.5%								2.08x		2.07x		57.0%	57.0%
6		Loan	Embassy Suites - Hillsboro	5.3%		$2,113,193		Hard	Springing	No	No	1.92x		1.74x		61.8%	51.0%	0
7	(27)	Loan	Wolfchase Galleria	4.9%		$1,749,134		Hard, Springing for Master Lease	Springing	No	Column/UBSAG - A	1.84x		1.72x		64.9%	51.9%	0
8		Loan	Walgreens Portfolio V	4.4%	$103,364.06	$1,240,369	$1,240,369	Hard	In Place	No	UBSAG - A	2.08x	2.08x	2.07x	2.07x	56.3%	56.3%	5
8.01		Property	Walgreens - Tempe, AZ	0.6%								2.08x		2.07x		56.3%	56.3%
8.02		Property	Walgreens - Cheyenne, WY	0.5%								2.08x		2.07x		56.3%	56.3%
8.03		Property	Walgreens - Elkhorn, WI	0.5%								2.08x		2.07x		56.3%	56.3%
8.04		Property	Walgreens - Janesville, WI	0.5%								2.08x		2.07x		56.3%	56.3%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%								2.08x		2.07x		56.3%	56.3%
8.06		Property	Walgreens - Sheboygan, WI	0.5%								2.08x		2.07x		56.3%	56.3%
8.07		Property	Walgreens - Merrill, WI	0.5%								2.08x		2.07x		56.3%	56.3%
8.08		Property	Walgreens - Stevens Point, WI	0.5%								2.08x		2.07x		56.3%	56.3%
9	(27)	Loan	Federal Way Crossings	4.2%		$1,566,644		Springing	Springing	No	No	1.41x		1.36x		69.7%	56.6%	0
10	(27)	Loan	Greenwich Office Park	4.1%	$96,192.71	$1,154,313	$1,154,313	Hard	In Place	No	No	2.10x	2.10x	1.94x	1.94x	65.3%	65.3%	0
11		Loan	Great Falls Marketplace	3.4%		$1,478,025		Hard	Springing	No	No	1.51x		1.44x		62.3%	52.7%	0
12	(27)	Loan	MY Portfolio	3.3%		$1,399,104		Hard	Springing	No	No	2.15x		1.93x		62.3%	46.7%	0
12.01		Property	Holiday Inn Express - Covington	0.7%								2.15x		1.93x		62.3%	46.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%								2.15x		1.93x		62.3%	46.7%
12.03		Property	Holiday Inn Express - New Orleans	0.5%								2.15x		1.93x		62.3%	46.7%
12.04		Property	Comfort Suites - Gonzales	0.5%								2.15x		1.93x		62.3%	46.7%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%								2.15x		1.93x		62.3%	46.7%
12.06		Property	Candlewood Suites - Slidell	0.5%								2.15x		1.93x		62.3%	46.7%
13	(27)	Loan	681 Fifth Avenue	2.5%	$52,297.66	$627,572	$627,572	Hard	In Place	No	No	1.73x	1.73x	1.67x	1.67x	48.9%	48.9%	3
14		Loan	Courtyard Cromwell	2.3%		$829,412		Springing	Springing	No	No	2.12x		1.83x		73.1%	58.8%	0
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	$49,114.05	$589,369	$589,369	Hard	Springing	No	No	2.04x	2.04x	2.00x	2.00x	60.0%	60.0%	0
16		Loan	Shelby Air Park	2.1%	$45,421.36	$752,910	$545,056	Hard	Springing	No	No	1.80x	2.49x	1.41x	1.95x	64.3%	54.4%	0
17		Loan	Vinings Village	1.8%	$45,747.51	$703,744	$548,970	Hard	Springing	No	No	1.31x	1.68x	1.26x	1.62x	71.3%	63.0%	0
18		Loan	Best Western O’Hare	1.6%		$640,145		Hard	Springing	No	No	2.02x		1.82x		69.8%	58.2%	0
19		Loan	Fedex Plaza	1.4%	$29,867.48	$503,710	$358,410	Hard	Springing	No	No	1.69x	2.37x	1.64x	2.30x	64.8%	56.1%	0
20		Loan	The Storage Depot-Bordentown	1.3%	$29,902.96	$479,212	$358,836	Springing	Springing	No	Column - A	1.46x	1.95x	1.45x	1.93x	73.3%	64.1%	0
21		Loan	The Storage Depot-Westville	1.3%	$29,524.44	$473,146	$354,293	Springing	Springing	No	Column - A	1.42x	1.90x	1.38x	1.85x	74.4%	65.1%	0
22		Loan	Jameel Road & Kirkwood Center	1.3%	$29,597.11	$472,323	$355,165	Springing	Springing	No	No	1.87x	2.48x	1.68x	2.24x	74.7%	66.9%	0
22.01		Property	8600-8850 Jameel Road	0.8%								1.87x		1.68x		74.7%	66.9%
22.02		Property	Kirkwood Center	0.5%								1.87x		1.68x		74.7%	66.9%
23		Loan	Cobblestone Village	1.2%		$496,776		Springing	Springing	No	No	1.50x		1.40x		64.4%	53.5%	0
24		Loan	Best Western Plus Atlanta Airport-East	1.1%		$430,669		Soft Springing	Springing	No	No	2.26x		1.95x		60.8%	50.1%	0
25		Loan	The Charles Hotel	1.1%		$394,238		Springing	Springing	No	No	2.40x		1.94x		61.2%	49.3%	0
26		Loan	Wilmington Industrial Park	1.1%	$26,972.15	$323,666	$323,666	Hard	Springing	No	No	3.60x	3.60x	3.13x	3.13x	48.5%	48.5%	0
27		Loan	Windmill Lakes Center	1.0%	$31,378.17	$445,587	$376,538	Hard	Springing	No	No	1.54x	1.82x	1.26x	1.50x	59.0%	52.3%	0
28		Loan	Best Western Salt Lake City	1.0%		$403,912		Springing	Springing	No	No	1.97x		1.78x		63.9%	53.0%	0
29		Loan	534 Flatbush Ave-Brooklyn	0.8%		$308,584		Commercial Units: Hard; Residential Units: Soft	Springing	No	No	1.38x		1.35x		60.0%	49.8%	0
30		Loan	Northridge Palm Apartment	0.6%	$13,214.63	$210,885	$158,576	Springing	Springing	No	Natixis - A	1.36x	1.80x	1.31x	1.75x	62.9%	55.1%	0
31		Loan	Best Western Battleground	0.6%		$272,392		Hard	Springing	No	No	1.98x		1.66x		66.3%	52.0%	0
32		Loan	Oak Court Apartments	0.5%		$204,765		Commercial Units: Hard; Residential Units: Soft	Springing	No	No	1.28x		1.21x		62.8%	52.8%	0
33		Loan	Colonial Terrace	0.4%		$141,559		Springing	Springing	No	Natixis - A	1.50x		1.41x		58.5%	47.6%	0

A-1-5

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN CHARACTERISTICS			MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(16)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(14)(15)	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
1	(27)(28)	Loan	Novo Nordisk	9.9%	0	5	L(27), Def(30), O(3)	$24,738,338	$10,261,687	$14,476,650	2014	8.6%	$24,562,154	$10,163,040	$14,399,114	2015	8.6%
2	(27)	Loan	Rentar Plaza	9.9%	0	5	L(27), YM1 or Def(89), O(4)	$23,466,573	$11,130,209	$12,336,364	2014	9.3%	$24,453,413	$11,580,671	$12,872,742	2015	9.8%
3	(27)	Loan	Gurnee Mills	9.9%	0	1	L(26), Def(87), O(7)	$41,464,805	$13,989,033	$27,475,772	2014	10.0%	$41,761,447	$13,959,485	$27,801,962	2015	10.1%
4	(27)	Loan	QLIC	8.2%	2- three times during the life of the loan	5	L(35), Def(82), O(3)
5		Loan	Walgreens Portfolio I	5.4%	5	1	L(25), YM1(92), O(3)
5.01		Property	Walgreens - Midland, TX	0.8%
5.02		Property	Walgreens - New Braunfels, TX	0.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%
5.05		Property	Walgreens - Falcon, CO	0.6%
5.06		Property	Walgreens - Galveston, TX	0.6%
5.07		Property	Walgreens - New London, WI	0.5%
5.08		Property	Walgreens - Dodgeville, WI	0.5%
5.09		Property	Walgreens - Killeen, TX	0.5%
6		Loan	Embassy Suites - Hillsboro	5.3%	0	6	L(25), Def(91), O(4)						$7,089,352	$4,256,600	$2,832,753	2015	8.7%
7	(27)	Loan	Wolfchase Galleria	4.9%	5	1	L(25), Def(88), O(7)	$25,868,069	$8,578,260	$17,289,809	2014	10.5%	$25,751,898	$8,571,453	$17,180,445	2015	10.4%
8		Loan	Walgreens Portfolio V	4.4%	5	1	L(25), YM1(92), O(3)
8.01		Property	Walgreens - Tempe, AZ	0.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%
8.03		Property	Walgreens - Elkhorn, WI	0.5%
8.04		Property	Walgreens - Janesville, WI	0.5%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%
8.06		Property	Walgreens - Sheboygan, WI	0.5%
8.07		Property	Walgreens - Merrill, WI	0.5%
8.08		Property	Walgreens - Stevens Point, WI	0.5%
9	(27)	Loan	Federal Way Crossings	4.2%	0	6	L(25), Def(90), O(5)	$6,568,560	$1,712,062	$4,856,498	2014	8.4%	$6,819,246	$1,682,031	$5,137,215	2015	8.9%
10	(27)	Loan	Greenwich Office Park	4.1%	0	5	L(25), Def(32), O(3)	$12,235,559	$5,917,082	$6,318,478	2014	7.2%	$13,283,730	$6,628,147	$6,655,583	2015	7.6%
11		Loan	Great Falls Marketplace	3.4%	0	6	L(24), Def(92), O(4)	$3,037,590	$770,807	$2,266,782	2014	10.9%	$3,022,381	$867,241	$2,155,140	2015	10.4%
12	(27)	Loan	MY Portfolio	3.3%	0	6	L(26), Def(90), O(4)	$11,107,434	$6,803,375	$4,304,059	2014	14.4%	$11,111,196	$6,287,637	$4,823,559	2015	16.1%
12.01		Property	Holiday Inn Express - Covington	0.7%				$1,476,464	$1,039,514	$436,950	2014		$1,736,639	$947,319	$789,320	2015
12.02		Property	Holiday Inn - Vicksburg	0.6%				$1,807,536	$1,136,384	$671,152	2014		$1,664,087	$1,051,721	$612,366	2015
12.03		Property	Holiday Inn Express - New Orleans	0.5%				$2,368,156	$1,390,100	$978,056	2014		$2,182,129	$1,228,241	$953,889	2015
12.04		Property	Comfort Suites - Gonzales	0.5%				$2,000,592	$1,044,714	$955,878	2014		$2,073,974	$991,877	$1,082,097	2015
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%				$1,742,836	$1,118,788	$624,048	2014		$1,583,277	$1,029,249	$554,028	2015
12.06		Property	Candlewood Suites - Slidell	0.5%				$1,711,850	$1,073,875	$637,975	2014		$1,871,090	$1,039,231	$831,860	2015
13	(27)	Loan	681 Fifth Avenue	2.5%	0	6	L(25), Def(91), O(4)	$16,950,567	$2,815,068	$14,135,499	2014	6.6%	$17,291,494	$2,987,449	$14,304,045	2015	6.7%
14		Loan	Courtyard Cromwell	2.3%	0	5	L(26), Def(90), O(4)	$5,351,133	$3,854,059	$1,497,074	2014	10.7%	$5,936,482	$4,172,665	$1,763,817	2015	12.6%
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	0	5	L(25), Def(91), O(4)	$1,364,033	$36,395	$1,327,638	2014	9.8%	$1,364,033	$37,195	$1,326,838	2015	9.8%
16		Loan	Shelby Air Park	2.1%	0	10	L(26), Def(90), O(4)	$1,893,785	$1,059,710	$834,075	2014	6.5%	$1,798,053	$1,034,679	$763,374	2015	5.9%
17		Loan	Vinings Village	1.8%	0	6	L(34), Def(82), O(4)	$1,137,025	$314,875	$822,150	2014	7.4%	$1,172,762	$316,289	$856,474	2015	7.8%
18		Loan	Best Western O’Hare	1.6%	0	5	L(25), Def(92), O(3)	$3,398,231	$1,738,616	$1,659,615	2014	17.5%	$3,007,041	$1,729,191	$1,277,850	2015	13.5%
19		Loan	Fedex Plaza	1.4%	0	5	L(25), Def(92), O(3)	$1,105,703	$271,724	$833,979	2014	9.5%	$1,122,380	$264,439	$857,941	2015	9.8%
20		Loan	The Storage Depot-Bordentown	1.3%	0	6	L(36), Def(80), O(4)	$856,024	$252,471	$603,553	2014	7.6%	$952,035	$260,745	$691,290	2015	8.8%
21		Loan	The Storage Depot-Westville	1.3%	0	6	L(36), Def(80), O(4)	$1,010,909	$346,326	$664,583	2014	8.5%	$1,054,026	$353,424	$700,602	2015	9.0%
22		Loan	Jameel Road & Kirkwood Center	1.3%	0	6	L(35), Def(81), O(4)	$1,319,616	$446,935	$872,681	2014	11.3%
22.01		Property	8600-8850 Jameel Road	0.8%				$796,817	$299,937	$496,880	2014
22.02		Property	Kirkwood Center	0.5%				$522,799	$146,998	$375,801	2014
23		Loan	Cobblestone Village	1.2%	0	6	L(24), YM1(92), O(4)	$824,148	$263,788	$560,360	2014	7.5%	$895,182	$265,148	$630,034	2015	8.5%
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	0	5	L(24), Def(93), O(3)	$2,812,009	$1,989,106	$822,903	2014	12.4%	$3,037,606	$2,125,527	$912,078	2015	13.8%
25		Loan	The Charles Hotel	1.1%	0	5	L(26), Def(90), O(4)	$2,846,320	$1,850,831	$995,489	2014	15.1%	$3,017,483	$1,991,045	$1,026,439	2015	15.5%
26		Loan	Wilmington Industrial Park	1.1%	0	6	L(24), Def(89), O(7)	$547,608	$434,824	$112,784	2014	1.8%	$1,041,722	$490,400	$551,323	2015	8.6%
27		Loan	Windmill Lakes Center	1.0%	0	5	L(24), Def(93), O(3)	$1,093,178	$395,110	$698,068	2014	11.3%	$1,136,588	$396,217	$740,371	2015	11.9%
28		Loan	Best Western Salt Lake City	1.0%	0	5	L(24), Def(93), O(3)	$1,456,966	$875,729	$581,237	2014	9.6%	$1,863,017	$1,010,251	$852,766	2015	14.0%
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	0	6	L(24), Def(92), O(4)	$491,600	$161,062	$330,538	2014	7.2%	$474,800	$159,856	$314,944	2015	6.8%
30		Loan	Northridge Palm Apartment	0.6%	0	5	L(28), Def(89), O(3)	$429,073	$178,402	$250,671	2014	7.2%	$481,649	$179,502	$302,147	2015	8.7%
31		Loan	Best Western Battleground	0.6%	0	5	L(24), Def(93), O(3)	$1,068,749	$772,020	$296,729	2014	8.7%	$1,288,796	$823,955	$464,841	2015	13.6%
32		Loan	Oak Court Apartments	0.5%	0	5	L(24), Def(93), O(3)						$292,466	$138,496	$153,970	2015	5.2%
33		Loan	Colonial Terrace	0.4%	0	5	L(28), Def(89), O(3)	$353,271	$206,149	$147,122	2014	6.4%	$413,183	$225,847	$187,336	2015	8.1%

A-1-6

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(16)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI(17)	UW Expenses	UW NOI	UW NOI Debt Yield	UW Capital Items	UW NCF	UW NCF Debt Yield
1	(27)(28)	Loan	Novo Nordisk	9.9%	$24,599,348	$9,911,492	$14,687,857	T12 5/31/2016	8.7%	86.2%	$29,605,904	$11,891,591	$17,714,312	10.5%	$38,091	$17,676,221	10.5%
2	(27)	Loan	Rentar Plaza	9.9%	$24,383,651	$11,274,905	$13,108,746	T12 6/30/2016	9.9%	95.0%	$24,610,323	$11,992,475	$12,617,848	9.6%	$548,523	$12,069,325	9.1%
3	(27)	Loan	Gurnee Mills	9.9%	$41,767,037	$13,716,322	$28,050,715	T12 7/31/2016	10.2%	86.6%	$40,778,955	$14,098,029	$26,680,926	9.7%	$1,581,660	$25,099,266	9.2%
4	(27)	Loan	QLIC	8.2%	$9,836,024	$2,986,498	$6,849,526	T3 6/30/2016 Annualized	4.7%	94.0%	$15,370,016	$3,384,500	$11,985,516	8.3%	$102,323	$11,883,194	8.2%
5		Loan	Walgreens Portfolio I	5.4%						97.0%	$3,224,889	$64,498	$3,160,391	9.7%	$21,095	$3,139,295	9.6%
5.01		Property	Walgreens - Midland, TX	0.8%						97.0%	$506,047	$10,121	$495,927	9.7%	$3,255	$492,672	9.6%
5.02		Property	Walgreens - New Braunfels, TX	0.6%						97.0%	$352,601	$7,052	$345,549	9.7%	$2,268	$343,281	9.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%						97.0%	$351,435	$7,029	$344,406	9.7%	$2,261	$342,146	9.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%						97.0%	$349,219	$6,984	$342,235	9.7%	$2,246	$339,989	9.6%
5.05		Property	Walgreens - Falcon, CO	0.6%						97.0%	$345,605	$6,912	$338,693	9.7%	$2,223	$336,470	9.6%
5.06		Property	Walgreens - Galveston, TX	0.6%						97.0%	$345,605	$6,912	$338,693	9.7%	$2,223	$336,470	9.6%
5.07		Property	Walgreens - New London, WI	0.5%						97.0%	$329,326	$6,587	$322,739	9.7%	$2,223	$320,516	9.6%
5.08		Property	Walgreens - Dodgeville, WI	0.5%						97.0%	$329,326	$6,587	$322,739	9.7%	$2,223	$320,516	9.6%
5.09		Property	Walgreens - Killeen, TX	0.5%						97.0%	$315,725	$6,314	$309,410	9.7%	$2,174	$307,236	9.6%
6		Loan	Embassy Suites - Hillsboro	5.3%	$9,297,195	$5,127,611	$4,169,584	T12 9/30/2016	12.8%	83.6%	$9,271,793	$5,222,256	$4,049,537	12.5%	$370,872	$3,678,666	11.3%
7	(27)	Loan	Wolfchase Galleria	4.9%	$26,030,970	$8,724,355	$17,306,615	T12 8/31/2016	10.5%	100.0%	$25,912,897	$8,234,769	$17,678,128	10.7%	$1,114,480	$16,563,648	10.1%
8		Loan	Walgreens Portfolio V	4.4%						97.0%	$2,636,347	$52,727	$2,583,620	9.7%	$17,730	$2,565,890	9.6%
8.01		Property	Walgreens - Tempe, AZ	0.6%						97.0%	$345,605	$6,912	$338,693	9.7%	$2,223	$336,470	9.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%						97.0%	$329,452	$6,589	$322,863	9.7%	$2,268	$320,595	9.6%
8.03		Property	Walgreens - Elkhorn, WI	0.5%						97.0%	$329,326	$6,587	$322,740	9.7%	$2,223	$320,517	9.6%
8.04		Property	Walgreens - Janesville, WI	0.5%						97.0%	$329,326	$6,587	$322,740	9.7%	$2,223	$320,517	9.6%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%						97.0%	$329,326	$6,587	$322,740	9.7%	$2,223	$320,517	9.6%
8.06		Property	Walgreens - Sheboygan, WI	0.5%						97.0%	$329,326	$6,587	$322,740	9.7%	$2,223	$320,517	9.6%
8.07		Property	Walgreens - Merrill, WI	0.5%						97.0%	$321,993	$6,440	$315,553	9.7%	$2,174	$313,379	9.6%
8.08		Property	Walgreens - Stevens Point, WI	0.5%						97.0%	$321,993	$6,440	$315,553	9.7%	$2,174	$313,379	9.6%
9	(27)	Loan	Federal Way Crossings	4.2%	$6,887,181	$1,965,141	$4,922,040	T12 7/31/2016	8.5%	95.0%	$6,716,953	$1,701,967	$5,014,986	8.7%	$179,540	$4,835,446	8.3%
10	(27)	Loan	Greenwich Office Park	4.1%	$14,384,835	$6,621,290	$7,763,545	T12 8/31/2016	8.9%	84.4%	$15,379,150	$6,901,235	$8,477,914	9.7%	$631,356	$7,846,559	9.0%
11		Loan	Great Falls Marketplace	3.4%	$3,077,564	$1,089,944	$1,987,620	T12 9/30/2016	9.6%	95.0%	$2,985,340	$757,387	$2,227,953	10.7%	$99,467	$2,128,485	10.3%
12	(27)	Loan	MY Portfolio	3.3%	$11,535,437	$6,378,580	$5,156,857	T12 8/31/2016	17.2%	64.6%	$11,535,437	$7,025,514	$4,509,923	15.1%	$461,417	$4,048,506	13.5%
12.01		Property	Holiday Inn Express - Covington	0.7%	$1,913,245	$1,007,208	$906,038	T12 8/31/2016		62.7%	$1,913,245	$1,170,211	$743,035	15.1%	$76,530	$666,505	13.5%
12.02		Property	Holiday Inn - Vicksburg	0.6%	$2,130,328	$1,087,494	$1,042,834	T12 8/31/2016		72.5%	$2,130,328	$1,208,764	$921,563	15.1%	$85,213	$836,350	13.5%
12.03		Property	Holiday Inn Express - New Orleans	0.5%	$2,008,675	$1,188,487	$820,189	T12 8/31/2016		55.3%	$2,008,675	$1,358,412	$650,263	15.1%	$80,347	$569,916	13.5%
12.04		Property	Comfort Suites - Gonzales	0.5%	$1,959,645	$1,068,286	$891,359	T12 8/31/2016		69.0%	$1,959,645	$1,126,569	$833,075	15.1%	$78,386	$754,690	13.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%	$1,821,786	$1,029,856	$791,930	T12 8/31/2016		69.5%	$1,821,786	$1,080,293	$741,493	15.1%	$72,871	$668,621	13.5%
12.06		Property	Candlewood Suites - Slidell	0.5%	$1,701,758	$997,250	$704,508	T12 8/31/2016		60.0%	$1,701,758	$1,081,264	$620,494	15.1%	$68,070	$552,423	13.5%
13	(27)	Loan	681 Fifth Avenue	2.5%	$17,616,251	$3,166,722	$14,449,529	T12 6/30/2016	6.7%	96.0%	$20,376,202	$4,785,552	$15,590,650	7.3%	$568,517	$15,022,133	7.0%
14		Loan	Courtyard Cromwell	2.3%	$5,976,767	$4,205,491	$1,771,276	T12 8/31/2016	12.7%	69.5%	$5,960,437	$4,204,605	$1,755,833	12.6%	$238,417	$1,517,416	10.9%
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	$1,364,028	$37,239	$1,326,789	T12 6/30/2016	9.8%	97.0%	$1,246,826	$47,123	$1,199,704	8.9%	$20,178	$1,179,526	8.7%
16		Loan	Shelby Air Park	2.1%	$1,900,151	$1,098,993	$801,158	T12 7/31/2016	6.2%	85.8%	$2,518,552	$1,159,948	$1,358,604	10.6%	$298,140	$1,060,465	8.2%
17		Loan	Vinings Village	1.8%	$1,167,909	$327,848	$840,062	T12 7/31/2016	7.6%	93.9%	$1,217,751	$294,262	$923,489	8.4%	$33,865	$889,624	8.1%
18		Loan	Best Western O’Hare	1.6%	$3,214,139	$1,795,463	$1,418,677	T12 9/30/2016	15.0%	68.4%	$3,168,054	$1,877,716	$1,290,337	13.6%	$126,722	$1,163,615	12.3%
19		Loan	Fedex Plaza	1.4%	$1,152,060	$229,361	$922,698	T12 7/31/2016	10.5%	95.0%	$1,120,316	$270,290	$850,026	9.7%	$26,125	$823,901	9.4%
20		Loan	The Storage Depot-Bordentown	1.3%	$978,202	$270,441	$707,761	T12 8/31/2016	9.0%	94.4%	$978,220	$277,007	$701,213	8.9%	$7,793	$693,420	8.8%
21		Loan	The Storage Depot-Westville	1.3%	$1,098,002	$416,754	$681,249	T12 8/31/2016	8.7%	93.3%	$1,077,582	$404,610	$672,971	8.6%	$18,681	$654,290	8.4%
22		Loan	Jameel Road & Kirkwood Center	1.3%	$1,378,004	$469,104	$908,899	T12 8/31/2016	11.7%	88.9%	$1,358,669	$476,437	$882,231	11.4%	$86,448	$795,783	10.3%
22.01		Property	8600-8850 Jameel Road	0.8%	$840,795	$334,581	$506,214	T12 8/31/2016						11.4%			10.3%
22.02		Property	Kirkwood Center	0.5%	$537,209	$134,523	$402,686	T12 8/31/2016						11.4%			10.3%
23		Loan	Cobblestone Village	1.2%	$930,136	$262,099	$668,037	T12 7/31/2016	9.0%	78.0%	$1,036,037	$291,038	$744,999	10.0%	$50,845	$694,154	9.3%
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	$3,397,770	$2,262,263	$1,135,507	T12 8/31/2016	17.1%	67.9%	$3,299,457	$2,327,899	$971,557	14.7%	$131,978	$839,579	12.7%
25		Loan	The Charles Hotel	1.1%	$3,017,866	$2,065,394	$952,472	T12 6/30/2016	14.4%	77.8%	$3,009,817	$2,062,848	$946,969	14.3%	$180,589	$766,379	11.6%
26		Loan	Wilmington Industrial Park	1.1%	$1,600,987	$578,256	$1,022,730	T12 10/31/2016	16.0%	93.0%	$1,548,141	$382,252	$1,165,890	18.2%	$151,255	$1,014,635	15.9%
27		Loan	Windmill Lakes Center	1.0%	$1,101,798	$368,604	$733,194	T12 9/30/2016	11.8%	85.7%	$1,064,879	$380,406	$684,473	11.0%	$121,323	$563,151	9.1%
28		Loan	Best Western Salt Lake City	1.0%	$1,869,167	$1,067,028	$802,139	T12 9/30/2016	13.2%	71.0%	$1,864,060	$1,069,128	$794,932	13.1%	$74,562	$720,370	11.9%
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	$601,680	$174,067	$427,613	T10 10/31/2016 Annualized	9.3%	95.0%	$630,420	$203,868	$426,552	9.2%	$10,621	$415,931	9.0%
30		Loan	Northridge Palm Apartment	0.6%	$477,700	$182,336	$295,364	T12 5/31/2016	8.5%	95.0%	$466,435	$180,573	$285,862	8.3%	$9,000	$276,862	8.0%
31		Loan	Best Western Battleground	0.6%	$1,378,856	$860,994	$517,862	T12 7/31/2016	15.2%	71.0%	$1,422,562	$883,896	$538,667	15.8%	$85,354	$453,313	13.3%
32		Loan	Oak Court Apartments	0.5%	$346,726	$129,126	$217,600	T12 9/30/2016	7.4%	91.4%	$412,262	$149,214	$263,048	8.9%	$14,308	$248,740	8.5%
33		Loan	Colonial Terrace	0.4%	$436,501	$220,308	$216,192	T12 5/31/2016	9.4%	95.0%	$429,442	$217,431	$212,011	9.2%	$12,750	$199,261	8.6%

A-1-7

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					LARGEST TENANT INFORMATION(18)(19)(20)				2ND LARGEST TENANT INFORMATION(18)(19)(20)				3RD LARGEST TENANT INFORMATION(18)(19)(20)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF
1	(27)(28)	Loan	Novo Nordisk	9.9%	Novo Nordisk Inc.	4/30/2031	594,009	78.0%
2	(27)	Loan	Rentar Plaza	9.9%	City of New York- DS/BOE	2/9/2021	516,115	32.9%	Middle Village Associates	9/30/2024	265,000	16.9%	Raymour and Flanigan	3/31/2024	174,000	11.1%
3	(27)	Loan	Gurnee Mills	9.9%	Sears Grand	4/30/2019	201,439	12.0%	Bass Pro Shops Outdoor World	8/31/2018	137,201	8.1%	Macy’s	1/31/2039	130,000	7.7%
4	(27)	Loan	QLIC	8.2%
5		Loan	Walgreens Portfolio I	5.4%
5.01		Property	Walgreens - Midland, TX	0.8%	Walgreens	11/30/2031	21,700	100.0%
5.02		Property	Walgreens - New Braunfels, TX	0.6%	Walgreens	11/30/2031	15,120	100.0%
5.03		Property	Walgreens - Texarkana, TX	0.6%	Walgreens	11/30/2031	15,070	100.0%
5.04		Property	Walgreens - Fort Collins, CO	0.6%	Walgreens	11/30/2031	14,975	100.0%
5.05		Property	Walgreens - Falcon, CO	0.6%	Walgreens	11/30/2031	14,820	100.0%
5.06		Property	Walgreens - Galveston, TX	0.6%	Walgreens	11/30/2031	14,820	100.0%
5.07		Property	Walgreens - New London, WI	0.5%	Walgreens	11/30/2031	14,820	100.0%
5.08		Property	Walgreens - Dodgeville, WI	0.5%	Walgreens	11/30/2031	14,820	100.0%
5.09		Property	Walgreens - Killeen, TX	0.5%	Walgreens	11/30/2031	14,490	100.0%
6		Loan	Embassy Suites - Hillsboro	5.3%
7	(27)	Loan	Wolfchase Galleria	4.9%	Malco Theatres	12/31/2021	30,000	7.7%	The Finish Line	2/28/2022	21,899	5.6%	Victoria’s Secret	1/31/2018	13,330	3.4%
8		Loan	Walgreens Portfolio V	4.4%
8.01		Property	Walgreens - Tempe, AZ	0.6%	Walgreens	11/30/2031	14,820	100.0%
8.02		Property	Walgreens - Cheyenne, WY	0.5%	Walgreens	11/30/2031	15,120	100.0%
8.03		Property	Walgreens - Elkhorn, WI	0.5%	Walgreens	11/30/2031	14,820	100.0%
8.04		Property	Walgreens - Janesville, WI	0.5%	Walgreens	11/30/2031	14,820	100.0%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%	Walgreens	11/30/2031	14,820	100.0%
8.06		Property	Walgreens - Sheboygan, WI	0.5%	Walgreens	11/30/2031	14,820	100.0%
8.07		Property	Walgreens - Merrill, WI	0.5%	Walgreens	11/30/2031	14,490	100.0%
8.08		Property	Walgreens - Stevens Point, WI	0.5%	Walgreens	11/30/2031	14,490	100.0%
9	(27)	Loan	Federal Way Crossings	4.2%	Sportsman’s Warehouse	6/30/2021	49,009	23.6%	Fitness International, LLC (LA Fitness)	6/29/2021	45,000	21.7%	Trampoline Nation	8/31/2018	18,510	8.9%
10	(27)	Loan	Greenwich Office Park	4.1%	IBG LLC	1/31/2019	42,196	11.1%	Orthopaedic & Neurological Surgery Specialists, P.C.	7/31/2019	31,305	8.2%	Starwood Capital Operations, LLC	2/28/2023	28,764	7.6%
11		Loan	Great Falls Marketplace	3.4%	Smith’s Food & Drug	3/31/2030	51,150	23.8%	Carmike Cinema	2/28/2023	32,500	15.1%	Office Max	12/31/2017	23,688	11.0%
12	(27)	Loan	MY Portfolio	3.3%
12.01		Property	Holiday Inn Express - Covington	0.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%
12.03		Property	Holiday Inn Express - New Orleans	0.5%
12.04		Property	Comfort Suites - Gonzales	0.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%
12.06		Property	Candlewood Suites - Slidell	0.5%
13	(27)	Loan	681 Fifth Avenue	2.5%	Tommy Hilfiger	5/31/2023	22,510	27.3%	Belstaff USA	4/4/2022	17,505	21.2%	Vera Bradley	3/31/2026	5,877	7.1%
14		Loan	Courtyard Cromwell	2.3%
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	Sterling Jewelers Inc.	1/31/2048	100,890	100.0%
16		Loan	Shelby Air Park	2.1%	DYK Automotive, LLC	5/31/2026	316,667	31.9%	Victory Packaging, L.P.	9/30/2018	158,333	15.9%	Mercury Printing Company, Inc.	12/31/2020	157,400	15.8%
17		Loan	Vinings Village	1.8%	Kroger	6/30/2023	49,724	80.8%	Wingstop	2/28/2020	1,602	2.6%	H&R Block	4/30/2019	1,419	2.3%
18		Loan	Best Western O’Hare	1.6%
19		Loan	Fedex Plaza	1.4%	Vision Works	3/30/2024	4,500	16.7%	Salon Management USA	1/31/2022	4,000	14.9%	Vitamin Shoppe	11/30/2026	3,520	13.1%
20		Loan	The Storage Depot-Bordentown	1.3%
21		Loan	The Storage Depot-Westville	1.3%
22		Loan	Jameel Road & Kirkwood Center	1.3%
22.01		Property	8600-8850 Jameel Road	0.8%	Rxperts	9/30/2021	8,611	9.9%	Guitar Center Stores	4/30/2018	6,813	7.8%	Sherwin-Williams Company	7/31/2023	6,750	7.7%
22.02		Property	Kirkwood Center	0.5%	Monitor Medical, Inc.	3/31/2019	7,649	16.7%	U.S. Carpets & Floors	6/30/2017	4,211	9.2%	Newman Regency Group, Inc.	4/30/2019	4,050	8.8%
23		Loan	Cobblestone Village	1.2%	Bashas’	1/31/2027	45,115	46.1%	Honor Health	7/31/2021	6,280	6.4%	Phoenix Salon Suites	9/30/2029	6,000	6.1%
24		Loan	Best Western Plus Atlanta Airport-East	1.1%
25		Loan	The Charles Hotel	1.1%
26		Loan	Wilmington Industrial Park	1.1%	PC Connections, Inc.	8/31/2025	282,819	53.8%	Dealertrack Digital Services, Inc.	8/31/2021	121,600	23.1%	New Sabina Industries, Inc.	8/31/2019	121,600	23.1%
27		Loan	Windmill Lakes Center	1.0%	Sear’s Roebuck and Co. #5472 (Sears Hardware)	11/30/2019	20,829	29.4%	Capital Fitness	1/31/2023	18,000	25.4%	Amish Furniture Gallery, Inc	3/31/2022	10,000	14.1%
28		Loan	Best Western Salt Lake City	1.0%
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	Taqueria “El Patron” Mexican Grill	12/31/2018	2,350	20.1%	Wholesome Gourmet Market	9/30/2027	2,200	18.8%	IX Coffee Shop	12/31/2018	1,300	11.1%
30		Loan	Northridge Palm Apartment	0.6%
31		Loan	Best Western Battleground	0.6%
32		Loan	Oak Court Apartments	0.5%	Bilzi Consulting	12/31/2016	2,000	NAP	Linda Hassan	2/29/2020	1,920	NAP	Mikele Stephens	6/14/2018	1,000	NAP
33		Loan	Colonial Terrace	0.4%

A-1-8

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					4TH LARGEST TENANT INFORMATION(18)(19)(20)				5TH LARGEST TENANT INFORMATION(18)(19)(20)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF
1	(27)(28)	Loan	Novo Nordisk	9.9%
2	(27)	Loan	Rentar Plaza	9.9%	Kmart	1/31/2019	146,821	9.4%	City of New York- DOT	9/30/2018	120,000	7.7%
3	(27)	Loan	Gurnee Mills	9.9%	Kohl’s	9/2/2024	111,675	6.6%	Floor & Decor	9/30/2026	105,248	6.3%
4	(27)	Loan	QLIC	8.2%
5		Loan	Walgreens Portfolio I	5.4%
5.01		Property	Walgreens - Midland, TX	0.8%
5.02		Property	Walgreens - New Braunfels, TX	0.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%
5.05		Property	Walgreens - Falcon, CO	0.6%
5.06		Property	Walgreens - Galveston, TX	0.6%
5.07		Property	Walgreens - New London, WI	0.5%
5.08		Property	Walgreens - Dodgeville, WI	0.5%
5.09		Property	Walgreens - Killeen, TX	0.5%
6		Loan	Embassy Suites - Hillsboro	5.3%
7	(27)	Loan	Wolfchase Galleria	4.9%	Forever 21	6/30/2024	12,986	3.3%	Charming Charlie	5/31/2020	10,413	2.7%
8		Loan	Walgreens Portfolio V	4.4%
8.01		Property	Walgreens - Tempe, AZ	0.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%
8.03		Property	Walgreens - Elkhorn, WI	0.5%
8.04		Property	Walgreens - Janesville, WI	0.5%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%
8.06		Property	Walgreens - Sheboygan, WI	0.5%
8.07		Property	Walgreens - Merrill, WI	0.5%
8.08		Property	Walgreens - Stevens Point, WI	0.5%
9	(27)	Loan	Federal Way Crossings	4.2%	Office Depot, Inc.	6/30/2023	18,191	8.8%	Jimmy Mac’s Roadhouse	6/30/2027	6,186	3.0%
10	(27)	Loan	Greenwich Office Park	4.1%	Stark Office Suites of Greenwich LLC	9/30/2024	14,752	3.9%	Performance Equity Management LLC	3/31/2027	12,988	3.4%
11		Loan	Great Falls Marketplace	3.4%	Michaels Arts & Crafts	2/28/2021	20,454	9.5%	Barnes & Noble	1/31/2018	20,020	9.3%
12	(27)	Loan	MY Portfolio	3.3%
12.01		Property	Holiday Inn Express - Covington	0.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%
12.03		Property	Holiday Inn Express - New Orleans	0.5%
12.04		Property	Comfort Suites - Gonzales	0.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%
12.06		Property	Candlewood Suites - Slidell	0.5%
13	(27)	Loan	681 Fifth Avenue	2.5%	Vision Capital	6/30/2018	5,835	7.1%	Global Thematic Partners	9/30/2017	5,835	7.1%
14		Loan	Courtyard Cromwell	2.3%
15		Loan	Sterling Jewelers Corporate HQ III	2.2%
16		Loan	Shelby Air Park	2.1%	JAS Forwarding, Inc.	11/30/2020	69,977	7.0%	Bogen Communications, Inc.	10/31/2026	39,241	3.9%
17		Loan	Vinings Village	1.8%	Goodwill	1/31/2019	1,412	2.3%	Pro Cleaners	1/31/2021	1,234	2.0%
18		Loan	Best Western O’Hare	1.6%
19		Loan	Fedex Plaza	1.4%	Sleepy’s Inc.	11/30/2026	3,495	13.0%	Fedex Office	11/30/2019	3,415	12.7%
20		Loan	The Storage Depot-Bordentown	1.3%
21		Loan	The Storage Depot-Westville	1.3%
22		Loan	Jameel Road & Kirkwood Center	1.3%
22.01		Property	8600-8850 Jameel Road	0.8%	Catch The Moment, Inc.	6/30/2017	4,868	5.6%	TMD Staffing, Inc.	1/31/2021	4,810	5.5%
22.02		Property	Kirkwood Center	0.5%	IQS, Inc.	10/31/2018	3,776	8.2%	Woods Hole Group, Inc.	9/30/2020	3,058	6.7%
23		Loan	Cobblestone Village	1.2%	Quilters Ranch	7/31/2021	4,783	4.9%	By the Yard	4/30/2018	4,337	4.4%
24		Loan	Best Western Plus Atlanta Airport-East	1.1%
25		Loan	The Charles Hotel	1.1%
26		Loan	Wilmington Industrial Park	1.1%
27		Loan	Windmill Lakes Center	1.0%	Tuesday Morning	MTM	7,000	9.9%	Plato’s Closet	11/30/2020	3,500	4.9%
28		Loan	Best Western Salt Lake City	1.0%
29		Loan	534 Flatbush Ave-Brooklyn	0.8%
30		Loan	Northridge Palm Apartment	0.6%
31		Loan	Best Western Battleground	0.6%
32		Loan	Oak Court Apartments	0.5%	Real Properties LLC	2/28/2018	1,000	NAP
33		Loan	Colonial Terrace	0.4%

A-1-9

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)(24)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Upfront Replacement Reserves	Monthly Replacement Reserves
1	(27)(28)	Loan	Novo Nordisk	9.9%	$0	$3,656
2	(27)	Loan	Rentar Plaza	9.9%	$0	$13,060
3	(27)	Loan	Gurnee Mills	9.9%	$0	Springing
4	(27)	Loan	QLIC	8.2%	$0	$7,017
5		Loan	Walgreens Portfolio I	5.4%	$0	$0
5.01		Property	Walgreens - Midland, TX	0.8%
5.02		Property	Walgreens - New Braunfels, TX	0.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%
5.05		Property	Walgreens - Falcon, CO	0.6%
5.06		Property	Walgreens - Galveston, TX	0.6%
5.07		Property	Walgreens - New London, WI	0.5%
5.08		Property	Walgreens - Dodgeville, WI	0.5%
5.09		Property	Walgreens - Killeen, TX	0.5%
6		Loan	Embassy Suites - Hillsboro	5.3%	$0	An amount equal to the greater of (a) 1/12 of 4% of total department revenue during the immediately preceding calendar year in which the monthly payment occurs or (b) aggregate amount required to be reserved under the management agreement and the franchise agreement
7	(27)	Loan	Wolfchase Galleria	4.9%	$0	Springing
8		Loan	Walgreens Portfolio V	4.4%	$0	$0
8.01		Property	Walgreens - Tempe, AZ	0.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%
8.03		Property	Walgreens - Elkhorn, WI	0.5%
8.04		Property	Walgreens - Janesville, WI	0.5%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%
8.06		Property	Walgreens - Sheboygan, WI	0.5%
8.07		Property	Walgreens - Merrill, WI	0.5%
8.08		Property	Walgreens - Stevens Point, WI	0.5%
9	(27)	Loan	Federal Way Crossings	4.2%	$0	$2,596
10	(27)	Loan	Greenwich Office Park	4.1%	$0	$5,130
11		Loan	Great Falls Marketplace	3.4%	$0	$3,583
12	(27)	Loan	MY Portfolio	3.3%	$0	(a) with respect to Candlewood Suites - Slidell, the Gonzales Property, the Vicksburg Property and the LaQuinta Property, an amount equal to the greater of (i) an amount equal to one-twelfth (1/12) of four percent (4%) of Gross Income from Operations during the calendar year immediately preceding the calendar year in which such Monthly Payment Date occurs, and (ii) the aggregate amount, if any, required to be reserved under the Management Agreement and the applicable Franchise Agreement; and (b) with respect to the Covington Property and the New Orleans Property, an amount equal to the greater of (i)(A) during the first two years of Term, one-twelfth (1/12) of two percent (2%) of Gross Income from Operations during the calendar year immediately preceding the calendar year in which such Monthly Payment Date occurs, (B) during the third year of Term, an amount equal to one-twelfth (1/12) of three percent (3%) of Gross Income from Operations during the calendar year immediately preceding the calendar year in which such Monthly Payment Date occurs, and (C) after the third year of the Term and during each year for the remainder thereof, an amount equal to one-twelfth (1/12) of four percent (4%) of Gross Income from Operations during the calendar year immediately preceding the calendar year in which such Monthly Payment Date occurs, and (ii) the aggregate amount, if any, required to be reserved under the Management Agreement and the Franchise Agreement
12.01		Property	Holiday Inn Express - Covington	0.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%
12.03		Property	Holiday Inn Express - New Orleans	0.5%
12.04		Property	Comfort Suites - Gonzales	0.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%
12.06		Property	Candlewood Suites - Slidell	0.5%
13	(27)	Loan	681 Fifth Avenue	2.5%	$0	$1,376
14		Loan	Courtyard Cromwell	2.3%	$0	4% of prior gross revenue for the immediately preceding calendar month
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	$0	Springing
16		Loan	Shelby Air Park	2.1%	$0	$8,282
17		Loan	Vinings Village	1.8%	$0	$770
18		Loan	Best Western O’Hare	1.6%	$0	4% of gross Rents for the immediately preceding calendar month
19		Loan	Fedex Plaza	1.4%	$0	$495
20		Loan	The Storage Depot-Bordentown	1.3%	$649	$649
21		Loan	The Storage Depot-Westville	1.3%	$894	$894
22		Loan	Jameel Road & Kirkwood Center	1.3%	$0	$1,663
22.01		Property	8600-8850 Jameel Road	0.8%
22.02		Property	Kirkwood Center	0.5%
23		Loan	Cobblestone Village	1.2%	$155,000	$1,223
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	$0	4% of gross Rents for the immediately preceding calendar month
25		Loan	The Charles Hotel	1.1%	$0	1/12 of 6% of gross rent for the immediately preceding calendar year
26		Loan	Wilmington Industrial Park	1.1%	$0	$6,575
27		Loan	Windmill Lakes Center	1.0%	$0	$1,242
28		Loan	Best Western Salt Lake City	1.0%	$0	1/12 of 4% of gross revenue for the immediately preceding calendar year
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	$0	$247
30		Loan	Northridge Palm Apartment	0.6%	$0	$750
31		Loan	Best Western Battleground	0.6%	$0	6% of gross rents for the immediately preceding calendar month
32		Loan	Oak Court Apartments	0.5%	$0	$699
33		Loan	Colonial Terrace	0.4%	$0	$1,063

A-1-10

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)(24)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Upfront Debt Service Reserves
1	(27)(28)	Loan	Novo Nordisk	9.9%		$0	$0		$931,323	$465,662	$39,186	$19,593	$0	$0
2	(27)	Loan	Rentar Plaza	9.9%		$0	$32,650		$1,311,902	$437,301	$230,316	Springing	$0	$0
3	(27)	Loan	Gurnee Mills	9.9%		$0	Springing		$0	Springing	$0	Springing	$0	$0
4	(27)	Loan	QLIC	8.2%		$0	$0		$9,870	$9,870	$0	Springing	$8,023,541	$0
5		Loan	Walgreens Portfolio I	5.4%		$0	$0		$0	Springing	$0	Springing	$0	$0
5.01		Property	Walgreens - Midland, TX	0.8%
5.02		Property	Walgreens - New Braunfels, TX	0.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%
5.05		Property	Walgreens - Falcon, CO	0.6%
5.06		Property	Walgreens - Galveston, TX	0.6%
5.07		Property	Walgreens - New London, WI	0.5%
5.08		Property	Walgreens - Dodgeville, WI	0.5%
5.09		Property	Walgreens - Killeen, TX	0.5%
6		Loan	Embassy Suites - Hillsboro	5.3%		$0	$0		$16,765	$16,765	$62,745	Springing	$0	$0
7	(27)	Loan	Wolfchase Galleria	4.9%	$195,931	$0	Springing	$1,175,586	$0	Springing	$0	Springing	$0	$0
8		Loan	Walgreens Portfolio V	4.4%		$0	$0		$0	Springing	$0	Springing	$0	$0
8.01		Property	Walgreens - Tempe, AZ	0.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%
8.03		Property	Walgreens - Elkhorn, WI	0.5%
8.04		Property	Walgreens - Janesville, WI	0.5%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%
8.06		Property	Walgreens - Sheboygan, WI	0.5%
8.07		Property	Walgreens - Merrill, WI	0.5%
8.08		Property	Walgreens - Stevens Point, WI	0.5%
9	(27)	Loan	Federal Way Crossings	4.2%		$680,000	Springing	$680,000	$206,875	$57,465	$45,386	$4,282	$0	$0
10	(27)	Loan	Greenwich Office Park	4.1%		$0	$47,483	$2,848,958	$611,180	$126,663	$116,110	$12,901	$342,500	$0
11		Loan	Great Falls Marketplace	3.4%		$750,000	Springing	$250,000	$219,016	$28,818	$11,134	$2,420	$4,875	$0
12	(27)	Loan	MY Portfolio	3.3%		$0	$0		$312,690	$45,045	$152,756	$28,499	$16,500	$0
12.01		Property	Holiday Inn Express - Covington	0.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%
12.03		Property	Holiday Inn Express - New Orleans	0.5%
12.04		Property	Comfort Suites - Gonzales	0.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%
12.06		Property	Candlewood Suites - Slidell	0.5%
13	(27)	Loan	681 Fifth Avenue	2.5%		$0	Springing		$848,821	$151,575	$106,910	$8,485	$0	$0
14		Loan	Courtyard Cromwell	2.3%		$0	$0		$100,422	$25,105	$37,469	$3,406	$18,750	$0
15		Loan	Sterling Jewelers Corporate HQ III	2.2%		$0	Springing		$80,772	Springing	$24,301	Springing	$0	$0
16		Loan	Shelby Air Park	2.1%		$0	$16,564		$154,317	$56,135	$14,402	$7,201	$2,188	$0
17		Loan	Vinings Village	1.8%		$0	$2,566		$38,071	$12,690	$6,077	$1,056	$26,500	$0
18		Loan	Best Western O’Hare	1.6%		$0	$0		$81,006	$20,252	$6,618	$6,618	$0	$0
19		Loan	Fedex Plaza	1.4%	$17,775	$0	$1,683	$60,602	$10,113	$10,113	$1,811	$905	$0	$0
20		Loan	The Storage Depot-Bordentown	1.3%		$0	$0		$8,359	$8,359	$13,316	$1,110	$0	$0
21		Loan	The Storage Depot-Westville	1.3%		$663	$663		$15,181	$15,181	$18,889	$1,574	$0	$0
22		Loan	Jameel Road & Kirkwood Center	1.3%		$50,000	$8,312	$99,800	$143,814	$15,792	$5,916	$1,479	$0	$0
22.01		Property	8600-8850 Jameel Road	0.8%
22.02		Property	Kirkwood Center	0.5%
23		Loan	Cobblestone Village	1.2%		$250,000	Springing	$250,000	$17,503	$10,939	$4,281	$1,647	$3,125	$0
24		Loan	Best Western Plus Atlanta Airport-East	1.1%		$0	$0		$40,092	$13,364	$23,018	$5,755	$76,931	$0
25		Loan	The Charles Hotel	1.1%		$0	$0		$76,164	$6,924	$25,853	$3,693	$0	$0
26		Loan	Wilmington Industrial Park	1.1%		$0	$6,575		$0	Springing	$0	Springing	$95,500	$0
27		Loan	Windmill Lakes Center	1.0%		$0	Springing	$283,796	$0	All excess cash flow until $94,392 and $18,878 thereafter	$1,542	$1,542	$0	$0
28		Loan	Best Western Salt Lake City	1.0%		$0	$0		$5,846	$5,846	$8,908	$1,273	$0	$0
29		Loan	534 Flatbush Ave-Brooklyn	0.8%		$0	$638		$0	$9,176	$2,199	$1,100	$0	$0
30		Loan	Northridge Palm Apartment	0.6%		$0	$0		$17,227	$2,153	$1,119	$559	$3,188	$0
31		Loan	Best Western Battleground	0.6%		$0	$0		$6,784	$3,392	$8,199	$1,640	$0	$0
32		Loan	Oak Court Apartments	0.5%		$0	$493		$0	$2,853	$0	$2,532	$0	$0
33		Loan	Colonial Terrace	0.4%		$0	$0		$28,820	$3,602	$1,845	$922	$14,500	$0

A-1-11

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)(24)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Monthly Debt Service Reserves	Upfront Environmental Reserves	Initial Other Reserves	Initial Other Reserves Description	Ongoing Other Reserves
1	(27)(28)	Loan	Novo Nordisk	9.9%	$0	$0	$0		Springing
2	(27)	Loan	Rentar Plaza	9.9%	$0	$0	$0		Springing
3	(27)	Loan	Gurnee Mills	9.9%	$0	$0	$0		$0
4	(27)	Loan	QLIC	8.2%	$0	$0	$2,100,000	Shortfall Reserve	Springing
5		Loan	Walgreens Portfolio I	5.4%	$0	$0	$0		$0
5.01		Property	Walgreens - Midland, TX	0.8%
5.02		Property	Walgreens - New Braunfels, TX	0.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%
5.05		Property	Walgreens - Falcon, CO	0.6%
5.06		Property	Walgreens - Galveston, TX	0.6%
5.07		Property	Walgreens - New London, WI	0.5%
5.08		Property	Walgreens - Dodgeville, WI	0.5%
5.09		Property	Walgreens - Killeen, TX	0.5%
6		Loan	Embassy Suites - Hillsboro	5.3%	$0	$0	$0		Springing
7	(27)	Loan	Wolfchase Galleria	4.9%	$0	$0	$0		$0
8		Loan	Walgreens Portfolio V	4.4%	$0	$0	$0		$0
8.01		Property	Walgreens - Tempe, AZ	0.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%
8.03		Property	Walgreens - Elkhorn, WI	0.5%
8.04		Property	Walgreens - Janesville, WI	0.5%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%
8.06		Property	Walgreens - Sheboygan, WI	0.5%
8.07		Property	Walgreens - Merrill, WI	0.5%
8.08		Property	Walgreens - Stevens Point, WI	0.5%
9	(27)	Loan	Federal Way Crossings	4.2%	$0	$0	$22,500	Pool Reserve Funds	Springing
10	(27)	Loan	Greenwich Office Park	4.1%	$0	$0	$392,788	Ground Rent Reserve ($17,699); Free Rent Reserve($375,089)	Springing
11		Loan	Great Falls Marketplace	3.4%	$0	$0	$581,875	Structural Repair Reserve	Springing
12	(27)	Loan	MY Portfolio	3.3%	$0	$0	$901,000	PIP Reserve	Springing
12.01		Property	Holiday Inn Express - Covington	0.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%
12.03		Property	Holiday Inn Express - New Orleans	0.5%
12.04		Property	Comfort Suites - Gonzales	0.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%
12.06		Property	Candlewood Suites - Slidell	0.5%
13	(27)	Loan	681 Fifth Avenue	2.5%	$0	$0	$2,472,743	Rent Concession Funds ($250,262); Unfunded Obligations Funds ($2,222,481)	Springing
14		Loan	Courtyard Cromwell	2.3%	$0	$0	$3,501,403	PIP Reserve ($3,411,403); Seasonal Reserve ($90,000)	Monthly: $50,000 on each payment date occurring in June, $40,000 on each payment date occurring in July
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	$0	$0	$0		Springing
16		Loan	Shelby Air Park	2.1%	$0	$0	$419,803	Mercury Printing Reserve ($415,000); Masterpak TI/LC Reserve ($4,803)	Springing
17		Loan	Vinings Village	1.8%	$0	$0	$0		Springing
18		Loan	Best Western O’Hare	1.6%	$0	$0	$39,375	PIP Reserve	Springing
19		Loan	Fedex Plaza	1.4%	$0	$0	$0		Springing
20		Loan	The Storage Depot-Bordentown	1.3%	$0	$0	$0		$0
21		Loan	The Storage Depot-Westville	1.3%	$0	$0	$0		$0
22		Loan	Jameel Road & Kirkwood Center	1.3%	$0	$0	$0		Springing
22.01		Property	8600-8850 Jameel Road	0.8%
22.02		Property	Kirkwood Center	0.5%
23		Loan	Cobblestone Village	1.2%	$0	$0	$171,561	Unfunded Obligations Reserve	Springing
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	$0	$0	$76,889	Seasonal Reserve ($41,000); Collateral Reserve ($35,889.05)	Springing
25		Loan	The Charles Hotel	1.1%	$0	$0	$0		$0
26		Loan	Wilmington Industrial Park	1.1%	$0	$0	$0		Springing
27		Loan	Windmill Lakes Center	1.0%	$0	$0	$0		Springing
28		Loan	Best Western Salt Lake City	1.0%	$0	$0	$115,000	Seasonal Reserve	Springing
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	$0	$0	$0		Springing
30		Loan	Northridge Palm Apartment	0.6%	$0	$0	$0		$0
31		Loan	Best Western Battleground	0.6%	$0	$0	$295,640	Seasonal Reserve ($91,577); PIP Reserve ($204,063)	Springing
32		Loan	Oak Court Apartments	0.5%	$0	$0	$0		$0
33		Loan	Colonial Terrace	0.4%	$0	$0	$0		$0

A-1-12

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)(24)
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Ongoing Other Reserves Description
1	(27)(28)	Loan	Novo Nordisk	9.9%	Novo Reserve: Following the commencement of and at all times during the continuance of a Novo Cash Sweep Trigger Event, all excess cash flow will be deposited into the account.
2	(27)	Loan	Rentar Plaza	9.9%	Primary Tenant Reserve: following the occurrence of a Primary Tenant Event, Borrower shall deposit on a monthly basis an amount equal to one-sixth of the annual base rent payable by the applicable Primary Tenant(s)
3	(27)	Loan	Gurnee Mills	9.9%
4	(27)	Loan	QLIC	8.2%	If at any time, the balance in the Shortfalls Reserve is less than $500,000, on each payment date, all excess cash shall be deposited into the account
5		Loan	Walgreens Portfolio I	5.4%
5.01		Property	Walgreens - Midland, TX	0.8%
5.02		Property	Walgreens - New Braunfels, TX	0.6%
5.03		Property	Walgreens - Texarkana, TX	0.6%
5.04		Property	Walgreens - Fort Collins, CO	0.6%
5.05		Property	Walgreens - Falcon, CO	0.6%
5.06		Property	Walgreens - Galveston, TX	0.6%
5.07		Property	Walgreens - New London, WI	0.5%
5.08		Property	Walgreens - Dodgeville, WI	0.5%
5.09		Property	Walgreens - Killeen, TX	0.5%
6		Loan	Embassy Suites - Hillsboro	5.3%	Future PIP Reserve: Upon the occurrence of a Future PIP Trigger event, borrower shall deposit all excess cash flow into the Future PIP Reserve.
7	(27)	Loan	Wolfchase Galleria	4.9%
8		Loan	Walgreens Portfolio V	4.4%
8.01		Property	Walgreens - Tempe, AZ	0.6%
8.02		Property	Walgreens - Cheyenne, WY	0.5%
8.03		Property	Walgreens - Elkhorn, WI	0.5%
8.04		Property	Walgreens - Janesville, WI	0.5%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%
8.06		Property	Walgreens - Sheboygan, WI	0.5%
8.07		Property	Walgreens - Merrill, WI	0.5%
8.08		Property	Walgreens - Stevens Point, WI	0.5%
9	(27)	Loan	Federal Way Crossings	4.2%	Material Tenant Rollover Funds springing upon a Material Tenant Trigger Event.
10	(27)	Loan	Greenwich Office Park	4.1%	Primary Tenant Reserve: During a Primary Tenant Sweep Period, all excess cash flow will be deposited into the account; Ground Rent: If (i) an Event of Default or a cash trap period has occurred and is continuing or (ii) the Borrower has not paid all ground rent due, an amount equal to the ground rent payable under the ground lease for the following month
11		Loan	Great Falls Marketplace	3.4%	Material Tenant Rollover Funds springing upon a Material Tenant Trigger Event.
12	(27)	Loan	MY Portfolio	3.3%	Future PIP Reserve: Monthly deposits of all excess cash flows during a Future PIP Trigger event and the Partial Release PIP deposit after a partial release
12.01		Property	Holiday Inn Express - Covington	0.7%
12.02		Property	Holiday Inn - Vicksburg	0.6%
12.03		Property	Holiday Inn Express - New Orleans	0.5%
12.04		Property	Comfort Suites - Gonzales	0.5%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%
12.06		Property	Candlewood Suites - Slidell	0.5%
13	(27)	Loan	681 Fifth Avenue	2.5%	Material Tenant TI/LC Funds: Monthly deposit of excess cash flow upon a Material Tenant Trigger event
14		Loan	Courtyard Cromwell	2.3%	Seasonal Reserve - If dscr > 1.10x for 24 consecutive months a seasonality reserve is not required
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	Primary Tenant Reserve: Following the commencement of and at all times during the continuance of a Primary Tenant Period, all excess cash shall be deposited into the account.
16		Loan	Shelby Air Park	2.1%	Primary Tenant Reserve: During the continuance of a Primary Tenant Sweep Period, all excess cash shall be deposited into the account
17		Loan	Vinings Village	1.8%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
18		Loan	Best Western O’Hare	1.6%	Franchise Expiration Reserve: Upon a Franchise Expiration Trigger all excess cash flow will be deposited into the account.
19		Loan	Fedex Plaza	1.4%	Primary Tenant Reserve: Springing - Commencing on and at all times during a Primary Tenant Sweep Period, all remaining funds in the Deposit Account shall be deposited into the account; Sleepy’s Reserve: Springing - Commencing on and at all times during a Sleepy’s Sweep Period, all remaining funds in the Deposit Account shall be deposited into the account;
20		Loan	The Storage Depot-Bordentown	1.3%
21		Loan	The Storage Depot-Westville	1.3%
22		Loan	Jameel Road & Kirkwood Center	1.3%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
22.01		Property	8600-8850 Jameel Road	0.8%
22.02		Property	Kirkwood Center	0.5%
23		Loan	Cobblestone Village	1.2%	Material Tenant Rollover Funds: Monthly deposit of excess cash flow upon a Material Tenant Trigger event; Bashas’ Sales Trigger Sweep Funds: Monthly deposit of Bashas’ Sales Trigger Event excess cash flow upon a Bashas’ Sales Trigger event
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	Seasonal Reserve (Monthly: $8,000 on the payment date occurring in February of each calendar year, $10,000 on the payment date occurring in March of each calendar year, $15,000 on the Payment Date occurring in April of each calendar year, $20,000 on the Payment Date occurring in June of each calendar year, $35,000 on the Payment Date occurring in August of each calendar year)
25		Loan	The Charles Hotel	1.1%
26		Loan	Wilmington Industrial Park	1.1%	Material Tenant Rollover Funds springing upon a Material Tenant Trigger Event.
27		Loan	Windmill Lakes Center	1.0%	Primary Tenant Reserve: During the continuance of a Primary Tenant Sweep Period, all excess cash shall be deposited into the account
28		Loan	Best Western Salt Lake City	1.0%	Seasonal Reserve: $23,000 on each payment date occurring in June through October
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	Lease termination payment reserve springing upon receipt of a lease termination payment
30		Loan	Northridge Palm Apartment	0.6%
31		Loan	Best Western Battleground	0.6%	Seasonal Reserve: ($2,500 on the payment date occurring in April of each calendar year; $15,000 on the payment date occurring in May of each calendar year; $26,000 on the payment date occurring in June of each calendar year; and $48,000 on the payment date occurring in July of each calendar year.) Franchise Expiration Reserve: (Springing: Upon a Franchise Expiration Trigger all excess cash flow will be deposited into the account.)
32		Loan	Oak Court Apartments	0.5%
33		Loan	Colonial Terrace	0.4%

A-1-13

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)(24)						THIRD PARTY REPORTS
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Other Reserves Cap	Holdback	Holdback Amount	Holdback Description	Letter of Credit	Letter of Credit Description	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed(25)	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %
1	(27)(28)	Loan	Novo Nordisk	9.9%		No	NAP	NAP	No	NAP	6/1/2016	8/18/2016	No	8/10/2016	N		NAP
2	(27)	Loan	Rentar Plaza	9.9%		No	NAP	NAP	No	NAP	7/19/2016	7/19/2016	No	6/19/2016	N		NAP
3	(27)	Loan	Gurnee Mills	9.9%		No	NAP	NAP	No	NAP	8/23/2016	8/26/2016	No	8/26/2016	N		NAP
4	(27)	Loan	QLIC	8.2%	$1,000,000	No	NAP	NAP	No	NAP	8/18/2016	9/12/2016	No	12/20/2015	N		NAP
5		Loan	Walgreens Portfolio I	5.4%		No	NAP	NAP	No	NAP	Various	Various	No	Various	N		NAP
5.01		Property	Walgreens - Midland, TX	0.8%							9/25/2016	11/7/2016	No	10/3/2016	N		NAP
5.02		Property	Walgreens - New Braunfels, TX	0.6%							9/25/2016	10/3/2016	No	9/30/2016	N		NAP
5.03		Property	Walgreens - Texarkana, TX	0.6%							9/25/2016	10/3/2016	No	9/30/2016	N		NAP
5.04		Property	Walgreens - Fort Collins, CO	0.6%							9/25/2016	10/3/2016	No	9/30/2016	N		NAP
5.05		Property	Walgreens - Falcon, CO	0.6%							9/27/2016	10/3/2016	No	9/30/2016	N		NAP
5.06		Property	Walgreens - Galveston, TX	0.6%							9/30/2016	10/24/2016	No	9/30/2016	N		NAP
5.07		Property	Walgreens - New London, WI	0.5%							9/26/2016	10/25/2016	No	9/30/2016	N		NAP
5.08		Property	Walgreens - Dodgeville, WI	0.5%							9/27/2016	10/3/2016	No	10/3/2016	N		NAP
5.09		Property	Walgreens - Killeen, TX	0.5%							9/25/2016	10/3/2016	No	9/30/2016	N		NAP
6		Loan	Embassy Suites - Hillsboro	5.3%		No	NAP	NAP	No	NAP	10/12/2016	10/21/2016	No	10/21/2016	Y	10/20/2016	11.0%
7	(27)	Loan	Wolfchase Galleria	4.9%		No	NAP	NAP	No	NAP	9/26/2016	10/3/2016	No	10/3/2016	Y	10/4/2016	9.0%
8		Loan	Walgreens Portfolio V	4.4%		No	NAP	NAP	No	NAP	Various	Various	No	Various	N		NAP
8.01		Property	Walgreens - Tempe, AZ	0.6%							9/26/2016	11/8/2016	No	9/30/2016	N		NAP
8.02		Property	Walgreens - Cheyenne, WY	0.5%							9/25/2016	10/7/2016	No	9/30/2016	N		NAP
8.03		Property	Walgreens - Elkhorn, WI	0.5%							9/27/2016	10/3/2016	No	9/30/2016	N		NAP
8.04		Property	Walgreens - Janesville, WI	0.5%							9/25/2016	11/8/2016	No	10/5/2016	N		NAP
8.05		Property	Walgreens - Beaver Dam, WI	0.5%							9/26/2016	11/8/2016	No	9/30/2016	N		NAP
8.06		Property	Walgreens - Sheboygan, WI	0.5%							9/29/2016	11/7/2016	No	9/30/2016	N		NAP
8.07		Property	Walgreens - Merrill, WI	0.5%							9/27/2016	10/3/2016	No	10/3/2016	N		NAP
8.08		Property	Walgreens - Stevens Point, WI	0.5%							9/25/2016	10/31/2016	No	9/30/2016	N		NAP
9	(27)	Loan	Federal Way Crossings	4.2%		No	NAP	NAP	No	NAP	8/17/2016	10/25/2016	No	9/2/2016	Y	8/31/2016	6.8%
10	(27)	Loan	Greenwich Office Park	4.1%		No	NAP	NAP	No	NAP	9/6/2016	9/20/2016	No	9/20/2016	N		NAP
11		Loan	Great Falls Marketplace	3.4%		No	NAP	NAP	No	NAP	9/12/2016	9/14/2016	No	9/14/2016	N		NAP
12	(27)	Loan	MY Portfolio	3.3%		No	NAP	NAP	No	NAP	Various	Various	No	8/3/2016	N		NAP
12.01		Property	Holiday Inn Express - Covington	0.7%							7/14/2016	8/3/2016	No	8/3/2016	N		NAP
12.02		Property	Holiday Inn - Vicksburg	0.6%							7/13/2016	8/3/2016	No	8/3/2016	N		NAP
12.03		Property	Holiday Inn Express - New Orleans	0.5%							7/14/2016	8/3/2016	No	8/3/2016	N		NAP
12.04		Property	Comfort Suites - Gonzales	0.5%							7/13/2016	8/3/2016	No	8/3/2016	N		NAP
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%							7/13/2016	8/1/2016	No	8/3/2016	N		NAP
12.06		Property	Candlewood Suites - Slidell	0.5%							7/14/2016	8/3/2016	No	8/3/2016	N		NAP
13	(27)	Loan	681 Fifth Avenue	2.5%	$10,000,000	No	NAP	NAP	No	NAP	10/1/2016	10/3/2016	No	10/3/2016	N		NAP
14		Loan	Courtyard Cromwell	2.3%		No	NAP	NAP	No	NAP	8/11/2016	8/23/2016	No	8/23/2016	N		NAP
15		Loan	Sterling Jewelers Corporate HQ III	2.2%		No	NAP	NAP	No	NAP	8/8/2016	8/25/2016	No	8/30/2016	N		NAP
16		Loan	Shelby Air Park	2.1%		No	NAP	NAP	No	NAP	9/1/2016	8/31/2016	No	8/30/2016	Y	9/6/2016	6.0%
17		Loan	Vinings Village	1.8%		No	NAP	NAP	No	NAP	9/27/2016	9/28/2016	No	9/26/2016	N		NAP
18		Loan	Best Western O’Hare	1.6%		No	NAP	NAP	No	NAP	8/15/2016	8/17/2016	No	8/19/2016	N		NAP
19		Loan	Fedex Plaza	1.4%	Primary Tenant Reserve ($175,640); Sleepy’s Reserve ($131,550)	No	NAP	NAP	No	NAP	8/26/2016	9/6/2016	No	9/1/2016	N		NAP
20		Loan	The Storage Depot-Bordentown	1.3%		No	NAP	NAP	No	NAP	9/28/2016	10/10/2016	No	10/7/2016	N		NAP
21		Loan	The Storage Depot-Westville	1.3%		No	NAP	NAP	No	NAP	9/28/2016	10/10/2016	No	10/10/2016	N		NAP
22		Loan	Jameel Road & Kirkwood Center	1.3%		No	NAP	NAP	No	NAP	9/8/2015	Various	No	9/15/2015	N		NAP
22.01		Property	8600-8850 Jameel Road	0.8%							9/8/2015	9/16/2015	No	9/15/2015	N		NAP
22.02		Property	Kirkwood Center	0.5%							9/8/2015	9/15/2015	No	9/15/2015	N		NAP
23		Loan	Cobblestone Village	1.2%		No	NAP	NAP	No	NAP	10/17/2016	10/27/2016	No	10/31/2016	N		NAP
24		Loan	Best Western Plus Atlanta Airport-East	1.1%		No	NAP	NAP	No	NAP	9/19/2016	9/30/2016	No	9/30/2016	N		NAP
25		Loan	The Charles Hotel	1.1%		No	NAP	NAP	No	NAP	8/7/2016	8/18/2016	No	8/17/2016	N		NAP
26		Loan	Wilmington Industrial Park	1.1%	$5 per square foot of the applicable Material Tenant Space	No	NAP	NAP	No	NAP	9/20/2016	10/3/2016	No	10/3/2016	N		NAP
27		Loan	Windmill Lakes Center	1.0%		No	NAP	NAP	No	NAP	6/22/2016	6/29/2016	No	6/29/2016	N		NAP
28		Loan	Best Western Salt Lake City	1.0%		No	NAP	NAP	No	NAP	9/19/2016	10/4/2016	No	10/5/2016	Y	10/5/2016	9.0%
29		Loan	534 Flatbush Ave-Brooklyn	0.8%		Yes	$185,000	Debt Service Shortfall Reserve and Outstanding Violation Holdback	No	NAP	10/5/2016	10/14/2016	No	10/14/2016	N		NAP
30		Loan	Northridge Palm Apartment	0.6%		No	NAP	NAP	No	NAP	6/10/2016	6/23/2016	No	6/22/2016	Y	6/22/2016	13.0%
31		Loan	Best Western Battleground	0.6%		No	NAP	NAP	No	NAP	2/22/2016	3/4/2016	No	3/2/2016	Y	3/2/2016	7.0%
32		Loan	Oak Court Apartments	0.5%		No	NAP	NAP	No	NAP	8/28/2016	9/13/2016	No	9/13/2016	N		NAP
33		Loan	Colonial Terrace	0.4%		No	NAP	NAP	No	NAP	6/10/2016	6/22/2016	No	6/22/2016	Y	6/22/2016	12.0%

A-1-14

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					ADDITIONAL PERMITTED DEBT(26)		TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Additional Future Debt Permitted	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
1	(27)(28)	Loan	Novo Nordisk	9.9%	No		$168,300,000		52.6%	2.97x	10.5%		52.6%	2.97x	10.5%
2	(27)	Loan	Rentar Plaza	9.9%	No		$132,000,000		44.0%	2.59x	9.6%		44.0%	2.59x	9.6%
3	(27)	Loan	Gurnee Mills	9.9%	No		$274,235,396		65.8%	1.60x	9.7%		65.8%	1.60x	9.7%
4	(27)	Loan	QLIC	8.2%	No		$145,000,000	$20,000,000	64.7%	1.54x	7.3%		64.7%	1.54x	7.3%
5		Loan	Walgreens Portfolio I	5.4%	No		NAP		57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.01		Property	Walgreens - Midland, TX	0.8%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.02		Property	Walgreens - New Braunfels, TX	0.6%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.03		Property	Walgreens - Texarkana, TX	0.6%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.04		Property	Walgreens - Fort Collins, CO	0.6%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.05		Property	Walgreens - Falcon, CO	0.6%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.06		Property	Walgreens - Galveston, TX	0.6%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.07		Property	Walgreens - New London, WI	0.5%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.08		Property	Walgreens - Dodgeville, WI	0.5%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
5.09		Property	Walgreens - Killeen, TX	0.5%					57.0%	2.07x	9.7%		57.0%	2.07x	9.7%
6		Loan	Embassy Suites - Hillsboro	5.3%	No		NAP		61.8%	1.74x	12.5%		61.8%	1.74x	12.5%
7	(27)	Loan	Wolfchase Galleria	4.9%	No		$164,768,389		64.9%	1.72x	10.7%		64.9%	1.72x	10.7%
8		Loan	Walgreens Portfolio V	4.4%	No		NAP		56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.01		Property	Walgreens - Tempe, AZ	0.6%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.02		Property	Walgreens - Cheyenne, WY	0.5%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.03		Property	Walgreens - Elkhorn, WI	0.5%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.04		Property	Walgreens - Janesville, WI	0.5%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.05		Property	Walgreens - Beaver Dam, WI	0.5%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.06		Property	Walgreens - Sheboygan, WI	0.5%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.07		Property	Walgreens - Merrill, WI	0.5%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
8.08		Property	Walgreens - Stevens Point, WI	0.5%					56.3%	2.07x	9.7%		56.3%	2.07x	9.7%
9	(27)	Loan	Federal Way Crossings	4.2%	No		$57,924,846		69.7%	1.36x	8.7%		69.7%	1.36x	8.7%
10	(27)	Loan	Greenwich Office Park	4.1%	No		$87,500,000		72.8%	1.58x	8.7%	$10,000,000	72.8%	1.58x	8.7%
11		Loan	Great Falls Marketplace	3.4%	No		NAP		62.3%	1.44x	10.7%		62.3%	1.44x	10.7%
12	(27)	Loan	MY Portfolio	3.3%	No		$29,902,775		62.3%	1.93x	15.1%		62.3%	1.93x	15.1%
12.01		Property	Holiday Inn Express - Covington	0.7%					62.3%	1.93x	15.1%		62.3%	1.93x	15.1%
12.02		Property	Holiday Inn - Vicksburg	0.6%					62.3%	1.93x	15.1%		62.3%	1.93x	15.1%
12.03		Property	Holiday Inn Express - New Orleans	0.5%					62.3%	1.93x	15.1%		62.3%	1.93x	15.1%
12.04		Property	Comfort Suites - Gonzales	0.5%					62.3%	1.93x	15.1%		62.3%	1.93x	15.1%
12.05		Property	LaQuinta Inn & Suites - Vicksburg	0.5%					62.3%	1.93x	15.1%		62.3%	1.93x	15.1%
12.06		Property	Candlewood Suites - Slidell	0.5%					62.3%	1.93x	15.1%		62.3%	1.93x	15.1%
13	(27)	Loan	681 Fifth Avenue	2.5%	No		$215,000,000		48.9%	1.67x	7.3%		48.9%	1.67x	7.3%
14		Loan	Courtyard Cromwell	2.3%	No		NAP		73.1%	1.83x	12.6%		73.1%	1.83x	12.6%
15		Loan	Sterling Jewelers Corporate HQ III	2.2%	No		NAP		60.0%	2.00x	8.9%		60.0%	2.00x	8.9%
16		Loan	Shelby Air Park	2.1%	No		NAP		64.3%	1.41x	10.6%		64.3%	1.41x	10.6%
17		Loan	Vinings Village	1.8%	No		NAP		71.3%	1.26x	8.4%		71.3%	1.26x	8.4%
18		Loan	Best Western O’Hare	1.6%	No		NAP		69.8%	1.82x	13.6%		69.8%	1.82x	13.6%
19		Loan	Fedex Plaza	1.4%	No		NAP		64.8%	1.64x	9.7%		64.8%	1.64x	9.7%
20		Loan	The Storage Depot-Bordentown	1.3%	No		NAP		73.3%	1.45x	8.9%		73.3%	1.45x	8.9%
21		Loan	The Storage Depot-Westville	1.3%	No		NAP		74.4%	1.38x	8.6%		74.4%	1.38x	8.6%
22		Loan	Jameel Road & Kirkwood Center	1.3%	No		NAP		74.7%	1.68x	11.4%		74.7%	1.68x	11.4%
22.01		Property	8600-8850 Jameel Road	0.8%					74.7%	1.68x	11.4%		74.7%	1.68x	11.4%
22.02		Property	Kirkwood Center	0.5%					74.7%	1.68x	11.4%		74.7%	1.68x	11.4%
23		Loan	Cobblestone Village	1.2%	No		NAP		64.4%	1.40x	10.0%		64.4%	1.40x	10.0%
24		Loan	Best Western Plus Atlanta Airport-East	1.1%	No		NAP		60.8%	1.95x	14.7%		60.8%	1.95x	14.7%
25		Loan	The Charles Hotel	1.1%	No		NAP		61.2%	1.94x	14.3%		61.2%	1.94x	14.3%
26		Loan	Wilmington Industrial Park	1.1%	No		NAP		48.5%	3.13x	18.2%		48.5%	3.13x	18.2%
27		Loan	Windmill Lakes Center	1.0%	Yes	Future mezzanine debt permitted subject to: (i) maximum combined LTV of 80%; (ii) minimum combined Underwritten Debt Service Coverage Ratio of 1.10x; (iii) execution of an intercreditor agreement	NAP		59.0%	1.26x	11.0%		59.0%	1.26x	11.0%
28		Loan	Best Western Salt Lake City	1.0%	No		NAP		63.9%	1.78x	13.1%		63.9%	1.78x	13.1%
29		Loan	534 Flatbush Ave-Brooklyn	0.8%	No		NAP		60.0%	1.35x	9.2%		60.0%	1.35x	9.2%
30		Loan	Northridge Palm Apartment	0.6%	Yes	Future mezzanine debt permitted subject to: (i) maximum combined LTV of 80%; (ii) minimum combined Underwritten Debt Service Coverage Ratio of 1.15x; (iii) execution of an intercreditor agreement; and (iv) no event of default	NAP		62.9%	1.31x	8.3%		62.9%	1.31x	8.3%
31		Loan	Best Western Battleground	0.6%	No		NAP		66.3%	1.66x	15.8%		66.3%	1.66x	15.8%
32		Loan	Oak Court Apartments	0.5%	No		NAP		62.8%	1.21x	8.9%		62.8%	1.21x	8.9%
33		Loan	Colonial Terrace	0.4%	Yes	Future mezzanine debt permitted subject to: (i) maximum combined LTV of 80%; (ii) minimum combined Underwritten Debt Service Coverage Ratio of 1.15x; (iii) execution of an intercreditor agreement; and (iv) no event of default	NAP		58.5%	1.41x	9.2%		58.5%	1.41x	9.2%

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CSMC 2016-NXSR

FOOTNOTES TO ANNEX A

(1)	“Column” denotes Column Financial, Inc. as Mortgage Loan Seller, “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller , and “UBSAG” denotes UBS AG as Mortgage Loan Seller.

With regards to Loan No. 3, Gurnee Mills, the Gurnee Mills Whole Loan (as defined below) was co-originated by Wells Fargo Bank, National Association, Regions Bank, and Column.

With regards to Loan No. 5, Walgreens Portfolio I, the Walgreens Portfolio I Whole Loan (as defined below) was originated by Cantor Commercial Real Estate Lending, L.P.

With regards to Loan No. 7, Wolfchase Galleria, the Wolfchase Galleria Whole Loan (as defined below) was co-originated by Morgan Stanley Bank, N.A.

With regards to Loan No. 8, Walgreens Portfolio V, the Walgreens Portfolio V Whole Loan (as defined below) was originated by Cantor Commercial Real Estate Lending, L.P.

With regards to Loan No. 13, 681 Fifth Avenue, the 681 Fifth Avenue Whole Loan (as defined below) was co-originated by Citigroup Global Markets Realty Corp.

(2)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(3)	With regards to Loan No. 1, Novo Nordisk, the mortgage loan is part of a $168.3 million whole loan (the “Novo Nordisk Whole Loan”), which has a maximum principal balance of approximately $207.9 million and is comprised of thirteen pari passu component notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12 and Note A-13). Note A-1, Note A-7, Note A-8, and Note A-9 (the “Novo Nordisk Mortgage Loan”), which have an aggregate outstanding principal balance as of the cut-off date of $60.0 million, are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-2 is currently unfunded and the obligation to fund Note A-2 will be the sole responsibility of the holder of Note A-2 (currently Natixis), and will not be the responsibility of the trust. The holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions, which are estimated to be $16.6 million in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the Novo Nordisk mortgaged property and (ii) earnout funds which are estimated to be $23.0 million. Note A-6, which has an outstanding principal balance of $20.0 million as of the cut-off date, is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. Note A-3, Note A-4, Note A-5, Note A-11 and Note A-12, which have an aggregate outstanding principal balance as of the cut-off date of approximately $73.3 million, were contributed to the WFCM 2016-NXS6 Commercial Mortgage Trust. Note A-10 and Note A-13, which have an aggregate outstanding principal balance as of the cut-off date of approximately $15.0 million, are currently held by Natixis, and are expected to be contributed to one or more future securitizations. All loan level metrics are based on the $168.3 million funded portion of the Novo Nordisk Whole Loan balance.

With regards to Loan No. 2, Rentar Plaza, the mortgage loan is part of a $132.0 million whole loan (the “Rentar Plaza Whole Loan”) comprised of five pari passu component notes (Note A-1, Note A-2, Note A-3, Note A-4, and Note A-5). Note A-1 and Note A-4 (the “Rentar Plaza Mortgage Loan”), which have an aggregate outstanding principal balance as of the cut-off date of $60.0 million, are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-2 and Note A-3, which have an aggregate outstanding principal balance as of the cut-off date of $60.0 million, were contributed to the WFCM 2016-NXS6 Commercial Mortgage Trust. Note A-5, which has an outstanding principal balance as of the cut-off date of $12.0 million, is currently held by Natixis and is expected to be contributed to a future securitization. All loan level metrics are based on the $132.0 million Rentar Plaza Whole Loan balance.

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With regards to Loan No. 3, Gurnee Mills, the mortgage loan is part of a $275.0 million whole loan (the “Gurnee Mills Whole Loan”), which is comprised of seven pari passu component notes (Note A-1A and Note A-1B, Note A-2A and Note A-2B, Note A-3A and Note A-3B, and Note A-4). Note A-1B and Note A-3A (the “Gurnee Mills Mortgage Loan”), which have an aggregate outstanding principal balance as of the cut-off date of approximately $59.8 million, are expected to be contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1A, which has an outstanding principal balance as of the cut-off date of approximately $74.8 million, was contributed to the CSAIL 2016-C7 Commercial Mortgage Trust. Note A-2A, which has an outstanding balance as of the cut-off date of approximately $79.8 million, was contributed to WFCM 2016-C36 Commercial Mortgage Trust. Note A-2B, which has an outstanding principal balance as of the cut-off date of approximately $24.9 million, is held by Wells Fargo Bank, National Association. Note A-3B and Note A-4, which have an aggregate outstanding principal balance as of the cut-off date of approximately $34.9 million, are currently held by Regions Bank. All loan level metrics are based on the Gurnee Mills Whole Loan balance.

With regards to Loan No. 4, QLIC, the mortgage loan is part of a $165.0 million whole loan (the “QLIC Whole Loan”), which is comprised of six pari passu senior notes (Note A-1, Replacement Note A-2, Note A-3, Note A-4, Note A-5, and Note A-6) and a $20.0 million subordinate B-Note. Note A-1 and Note A-6 (the “QLIC Mortgage Loan”), which have an aggregate outstanding principal balance as of the cut-off date of $50.0 million, are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Replacement Note A-2 and Note A-3, which have an aggregate outstanding principal balance as of the cut-off date of $75.0 million, were contributed to the WFCM 2016-NXS6 Commercial Mortgage Trust. Note A-4 and Note A-5, which have an aggregate outstanding principal balance as of the cut-off date of $20.0 million, are currently held by Natixis and are expected to be contributed to one or more future securitizations. As of the closing date for this securitization, the subordinate B-note is held by SM Core Credit Finance LLC. All loan level metrics are based on the $145.0 million senior portion of the QLIC Whole Loan balance.

With regards to Loan No. 7, Wolfchase Galleria, the mortgage loan is part of a $165.0 million whole loan (the “Wolfchase Galleria Whole Loan”), which is comprised of eight pari passu component notes (Note A-1-1, Note A-1-2, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, and Note A-7). Note A-6 and Note A-7 (the “Wolfchase Galleria Mortgage Loan”), which have an aggregate outstanding principal balance as of the cut-off date of approximately $30.0 million, are expected to be contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1-1 and Note A-3, which have an aggregate outstanding principal balance as of the cut-off date of approximately $69.9 million, are expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. Notes A-1-2, A-2, A-4, and A-5, which have an aggregate outstanding principal balance as of the cut-off date of approximately $64.9 million, are expected to be contributed to one or more future securitizations. All loan level metrics are based on the Wolfchase Galleria Whole Loan balance.

With regards to Loan No. 9, Federal Way Crossings, the mortgage loan is part of a $58.0 million whole loan (the “Federal Way Crossings Whole Loan”), which is comprised of five pari passu component notes (Note A-1, Note A-2, Note A-3, Note A-4, and Note A-5). Note A-2 and Note A-5 (the “Federal Way Crossings Mortgage Loan”), which have an outstanding principal balance as of the cut-off date of approximately $25.5 million, are expected to be contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Notes A-1, A-3, and A-4, which have an aggregate outstanding principal balance as of the cut-off date of approximately $32.5 million, are expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. All loan level metrics are based on the Federal Way Crossings Whole Loan balance.

With regards to Loan No. 10, Greenwich Office Park, the mortgage loan is part of an $87.5 million whole loan (the “Greenwich Office Park Whole Loan”), which is comprised of three pari passu component notes (Note A-1, Note A-2, and A-3). A $10.0 million mezzanine note exists that is subordinate to the Greenwich Office Park Whole Loan. Note A-2 (the “Greenwich Office Park Mortgage Loan”), which has an outstanding principal balance as of the cut-off date of $25.0 million, is expected to be contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1, which has an outstanding principal balance as of the cut-off date of $33.0 million, is expected to be contributed to the MSC 2016-UBS12 securitization trust. Note A-3, which has an outstanding principal balance as of the cut-off date of $29.5 million, is currently held by Natixis and is expected to be contributed to a future securitization. As of the closing date for this securitization, the mezzanine note is held by SBAF Mortgage Funding I/Holding – Greenwich Office Park LLC (FL). All loan level metrics are based on the Greenwich Office Park Whole Loan balance and exclude the mezzanine loan balance.

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With regards to Loan No. 12, MY Portfolio, the mortgage loan is part of a $30.0 million whole loan (the “MY Portfolio Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2). Note A-2 (the “MY Portfolio Mortgage Loan”), which has an outstanding principal balance as of the cut-off date of approximately $19.9 million, is expected to be contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1, which has an outstanding principal balance as of the cut-off date of approximately $10.0 million, was previously contributed to the MSBAM 2016-C31 Commercial Mortgage Trust. All loan level metrics are based on the MY Portfolio Whole Loan balance.

With regards to Loan No. 13, 681 Fifth Avenue, the mortgage loan is part of a $215.0 million whole loan (the “681 Fifth Avenue Whole Loan”), which is comprised of six pari passu component notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, and Note A-6). Note A-3 (the “681 Fifth Avenue Mortgage Loan”), which has an outstanding principal balance as of the cut-off date of $15.0 million, is expected to be contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1, which has an outstanding principal balance as of the cut-off date of $80.0 million, is expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. Note A-2 and Note A-4, which have an aggregate outstanding principal balance as of the cut-off date of $34.0 million, are currently held by UBS AG, New York Branch and are expected to be contributed to one or more future securitization trusts. Note A-5 and Note A-6, which have an aggregate outstanding principal balance as of the cut-off date of $86.0 million, are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 681 Fifth Avenue Whole Loan balance.

(4)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With regards to Loan No. 3, Gurnee Mills, the liability of Simon Property Group, L.P. (or any guarantor that replaces Simon Property Group, L.P. in accordance with the loan agreement) under the nonrecourse carve-out guaranty is capped at $55.0 million plus reasonable collection costs.

With regards to Loan No. 7, Wolfchase Galleria, for so long as Simon Property Group, L.P. is a guarantor, the liability of Simon Property Group, L.P. or a replacement guarantor (as defined in the Mortgage Loan documents) under the related guaranty may not exceed $33.0 million, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder.

With regards to Loan No. 10, Greenwich Office Park, the guarantor has provided a recourse guaranty with a maximum liability of $13,115,587, which maximum liability is reduced upon the partial defeasance of the portion of the loan allocable to one or both parcels comprising a portion of the Greenwich Office Park mortgaged property that are subject to a ground lease. The maximum liability under the guaranty at origination was approximately 15% of the initial principal balance of the Greenwich Office Park Whole Loan, and we cannot assure you that such guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liabilities of the Mortgagor with those of the guarantor.

(5)	With regards to Loan No. 10, Greenwich Office Park, the borrower’s leasehold interest in each of Building 8 and Building 9, is held under separate 99-year ground leases that expire in 2076. The Building 8 ground rent resets at 20 year intervals, with the next reset scheduled to occur in December 2017. Under the Building 8 ground lease, the new annual ground rent is calculated as the original ground rent ($50,000 per annum) plus 25% of any increase in office tenant rental income (excluding recoveries) over the same three years after the certificate of occupancy was issued. The Building 9 ground rent is scheduled to increase from $34,385 per annum to $39,543 per annum for the 10-year period in 2023. Under the ground lease for Building 9, all future escalations will be determined by agreement by and between ground lessor and the borrower incorporating commercially reasonable escalators to become effective at commercially reasonable intervals.

With regards to Loan No. 14, Courtyard Cromwell, the collateral includes the leased-fee interest in a Chili’s Grill & Bar located on a 1.3 acre parcel in the southeast corner of the 5.65 acre site, which is owned by the borrower. The Chili’s Grill and Bar lease was signed in 2006 and was originally due to expire February 28, 2017. The lease has four five-year extensions, and the tenant has exercised the first extension resulting in an expiration date of February 28, 2022. The base annual rent is $110,000 ($121,000 in the first extension period) plus 3% of gross receipts in excess of $3.667 million ($4.033 million during the first extension period) plus the proportionate share of real estate taxes. Actual rent was $172,817 in 2015 including the real estate taxes.

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In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

(6)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With regards to Loan No. 1, Novo Nordisk, the Novo Nordisk tenant currently occupies 69.4%, but UW occupancy reflects 78.0%, the total amount the Novo Nordisk tenant has leased and currently pays rent as a result of the tenant’s most recent expansion at the Novo Nordisk mortgaged property.

With regards to Loan No. 3, Gurnee Mills, UW Revenues, UW NOI, and UW NCF include space leased by Floor & Décor (105,248 SF, $974,000 base rent), Mini Donut Factory (1,015 SF, $28,000 base rent), Fragrance Outlet (1,011 SF, $72,792 base rent), and Scoops & Kettle (555 SF, $37,000 base rent). Per the underwritten rent roll, dated September 22, 2016, executed leases were in place for these tenants, but their leases had not started. As of November 1, 2016, all leases had started with the exception of Fragrance Outlet (December 1, 2016).

With regards to Loan No. 7, Wolfchase Galleria, UW Base Rent includes contractual rent steps equal to $207,732 through September 30, 2017, as well as $357,766 of rent associated with two tenants, which have signed leases but are not yet in occupancy (Footlocker / House of Hoops and Cinnabon, which in aggregate represent 2.4% of total NRA). UW Base Rent does not include percentage rent in lieu and overage rent totaling $403,204 as of the September 28, 2016 underwritten rent roll.

With regards to Loan No. 10, Greenwich Office Park, two tenants have outstanding free rent periods. The fifth largest tenant, Performance Equity Management LLC, responsible for 12,988 SF and 3.4% of the net rentable area, has free rent of $37,882 per month from December 2016 to March 2017.

(7)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Review Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(8)	For loans with Anticipated Repayment Dates, the Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

With regards to Loan No. 1, Novo Nordisk, in the event the Novo Nordisk Whole Loan is not repaid in full by September 5, 2021 (the “ARD”), the interest rate will increase to the amount of the sum of (a) 3.4820% and (b) 3.0000% plus the amount (if any) by which the five-year treasury rate exceeds 2.5000%

With regards to Loan No. 5, Walgreens Portfolio I, in the event that the loan is not paid in full by December 1, 2026 (the “ARD”), the loan’s interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10-year swap yield as of the first business day after the ARD.

With regards to Loan No. 8, Walgreens Portfolio V, in the event that the loan is not paid in full by December 1, 2026 (the “ARD”), the loan’s interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10-year swap yield as of the first business day after the ARD.

With regards to Loan No. 15, Sterling Jewelers Corporate HQ III, in the event that the loan is not paid in full by November 5, 2026 (the “ARD”), the loan’s interest rate will increase by the sum of (i) 4.2900%, plus (ii) an amount equal to excess of the then current 10-year Treasury rate over 2% per annum, plus (iii) 3% per annum.

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With regards to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

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(11)	The classification of the lockbox types is described in the Preliminary Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(12)	Each number identifies a group of related borrowers.

(13)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the interest-only period during the term of the mortgage loan.

(14)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM1” component of the prepayment provision represents greater of 1% of principal balance or yield maintenance payments.
The “O” component of the prepayment provision represents the free payments including the Maturity Date.

(15)	With regards to Loan No. 5, Walgreens Portfolio I, the borrower may obtain the release from the lien of its respective mortgage of any individual mortgaged property provided, among other conditions, (i) the borrower prepays an amount equal to or exceeding the sum of (a) 120% of the allocated loan amount for the mortgaged property to be released or (b) in the event that the sole tenant at the mortgaged property to be released (x) ceases to operate or be open for business or (y) fails to restore the related mortgaged property after a casualty, 100% of the allocated loan amount for such mortgaged property, together with the applicable yield maintenance premium; (ii) the borrower delivers confirmation in writing from the rating agencies that such proposed partial release will not cause a downgrading, withdrawal, reduction or qualification of the ratings in effect immediately prior to such release for the securities, or any class thereof, issued in connection with a securitization which are then outstanding; (iii) after giving effect to the release of the applicable mortgaged property (including the portion of the mortgage loan prepaid), the debt service coverage ratio for the respective mortgaged properties then remaining subject to the liens based on the trailing 12 month period immediately preceding the release of the applicable mortgaged property are equal to or greater than the greater of (a) the debt service coverage ratio at origination of the loan, or (b) the debt service coverage ratio for all of the mortgaged properties then remaining subject to the liens of the respective security instruments (including the mortgaged property requested to be released) immediately preceding the release of the applicable mortgaged property based on the trailing 12 month period immediately preceding the release of the applicable mortgaged property and (iv) the loan to value ratio does not exceed 125% prior to, or immediately after the release of the applicable property.

With regards to Loan No. 7, Wolfchase Galleria, the borrower is permitted to release an unimproved parcel of collateral adjacent to the Wolfchase Galleria mortgaged property, which parcel’s value was not underwritten and excluded from the appraisal provided certain customary conditions are met, including, but not limited to an updated survey, legal description, anti-poaching covenants are met if parcel is developed, and separate tax lot is established.

With regards to Loan No. 8, Walgreens Portfolio V, the borrower may obtain the release from the lien of its respective mortgage of any individual mortgaged property provided, among other conditions, (i) the borrower prepays an amount equal to or exceeding the sum of (a) 120% of the allocated loan amount for the mortgaged property to be released or (b) in the event that the sole tenant at the mortgaged property to be released (x) ceases to operate or be open for business or (y) fails to restore the related mortgaged property after a casualty, 100% of the allocated loan amount for such mortgaged property, together with the applicable yield maintenance premium; (ii) the borrower delivers confirmation in writing from the rating agencies that such proposed partial release will not cause a downgrading, withdrawal, reduction or qualification of the ratings in effect immediately prior to such release for the securities, or any class thereof, issued in connection with a securitization which are then outstanding; and (iii) after giving effect to the release of the applicable mortgaged property (including the portion of the mortgage loan prepaid), the debt service coverage ratio for the respective mortgaged properties then remaining subject to the liens based on the trailing 12 month period immediately preceding the release of the applicable mortgaged property are equal to or greater than the greater of (a) the debt service coverage ratio at origination of the loan, or (b) the debt service coverage ratio for all of the mortgaged properties then remaining subject to the liens of the respective security instruments (including the mortgaged property requested to be released) immediately preceding the release of the applicable mortgaged property based on the trailing 12

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month period immediately preceding the release of the applicable mortgaged property and (iv) the loan to value ratio does not exceed 125% prior to, or immediately after the release of the applicable property.

With regards to Loan No. 9, Federal Way Crossings, the borrower is permitted to release an immaterial and non-income producing portion of the Federal Way Crossings mortgaged property upon satisfaction of certain conditions as set forth in the loan agreement.

With regards to Loan No. 10, Greenwich Office Park, the borrower has the right to cause to be released from the lien of the mortgage portions of the Greenwich Office Park mortgaged property as requested by the Greenwich Office Park borrower (the “Free Release Parcel”) as approved by the lender in its sole and absolute discretion, provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) following the release, the remaining mortgaged property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the related mortgaged property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Free Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining property; (iii) the remaining property maintains a minimum combined debt service coverage ratio equal of the greater of (a) a combined debt service coverage ratio of 1.58x or (b) a combined debt service coverage ratio for the twelve full calendar months immediately prior to the release; (iv) the remaining property maintains a maximum combined loan to value ratio equal to the lesser of (a) the combined loan to value ratio of 72.8% or (b) the combined loan to value ratio immediately prior to the release; and (v) compliance with REMIC requirements. No value was attributed to the Free Release Parcel in the appraisal. The related borrower is only permitted to construct multi-family improvements with ancillary retail on that portion of unimproved land that is eligible to be released. Additionally, the borrower is permitted to partially defease the note in connection with a bona fide third-party sale of an improved portion of the Mortgaged Property subject to requirements in the Mortgage Loan documents, including, but not limited to, payment of an amount equal to the greatest of (a) one hundred percent (100%) of the net sale proceeds received from such sale, (b) one hundred twenty five percent (125%) of the allocated loan amount with respect to such release property, and (c) an amount such that, after giving effect to such partial release, (I) the post-defeasance debt service coverage ratio for the undefeased note, based on income from the remaining property, will not be less than the greater of (x) 1.58x and (y) the pre-defeasance debt service coverage ratio for the Note, based on income from both the release property and the remaining property, and (II) the post-defeasance loan-to-value ratio for the remaining property will not exceed the lesser of (x) 72.8% and (y) the pre-defeasance loan-to-value ratio for both the release property and the remaining property).

With regards to Loan No. 12, MY Portfolio, the borrower is permitted to obtain the release of an individual property at any time following the second anniversary of the Closing Date of the securitization, and prior to the payment date occurring three months prior to the maturity date, subject to the satisfaction of certain conditions, including, among other conditions: (i) the borrowers defease the loan in an amount equal to the greater of (a) 115% of the allocated loan amount of such released property and (b) an amount such that after giving effect to such release, (1) the debt service coverage ratio based on the immediately trailing twelve-month period is equal to or greater than the greater of (x) the debt service coverage ratio for all properties as of the closing of the loan and (y) the debt service coverage ratio immediately prior to the release, (2) the debt yield is equal to or greater than the greater of (x) the deby yield for all properties as of the closing of the Loan and (y) the debt yield immediately prior to the release and (3) the loan-to-value ratio is no greater than the lesser of (x) the LTV for all properties as of the closing of the loan and (y) the loan-to-value ratio immediately prior to the release, (ii) delivery of a rating agency confirmation and (iii) delivery of a REMIC opinion that such release is permitted under REMIC requirements.

With regards to Loan No. 15, Sterling Jewelers Corporate HQ III, the borrower is entitled to obtain the one-time release of a certain parcel of real property of the Sterling Jewelers Corporate HQ III mortgaged property provided, among other conditions: (i) there is no event of default; (ii) at the time of the partial release the borrower (a) delivers $175,000 or (b) deposits the $175,000 with the lender to establish a reserve to be additional collateral for the debt; (iii) the loan to value immediately following the partial release does not exceed the lesser of (a) 60.0% or (b) the loan to value immediately preceding the partial release; and (iv) the remaining parcel will satisfy all legal requirements and the requirements of all leases affecting the remaining parcel and will not be in violation of any applicable legal requirements and all necessary variances have been obtained. The portion of the Sterling Jewelers Corporate HQ III mortgaged property that may be released contains only parking spaces.

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With regards to Loan No. 24, Best Western Plus Atlanta Airport-East, the borrower is entitled to obtain the one-time release of a certain parcel of real property of the Best Western Plus Atlanta Airport-East mortgaged property provided, among other conditions: (i) there is no event of default; (ii) the debt service coverage at time of release is not less than the greater of (a) 1.95x and (b) the debt service coverage immediately preceding the partial release; (iii) the loan-to-value at the time of the partial release does not exceed the lesser of (a) the loan-to-value immediately preceding the partial release and (b) 60.8%; and (iv) the remaining parcel will satisfy all legal requirements and the requirements of all leases affecting the remaining parcel and will not be in violation of any applicable legal requirements and all necessary variances have been obtained. The portion of the property that may be released is improved with parking spaces and a building pad.

(16)	With regards to Loan No. 4, QLIC, certain historical financial information was not available due to the completion of the construction of the QLIC mortgaged property in September 2015.

With regards to Loan No. 5, Walgreens Portfolio I, certain historical information was not available due to the acquisition of the mortgaged properties occurring in November 2016.

With regards to Loan No. 6, Embassy Suites - Hillsboro, certain historical information was not available due to the construction of the Embassy Suites – Hillsboro mortgaged property occurring in 2014.

With regards to Loan No. 8, Walgreens Portfolio V, certain historical information was not available due to the acquisition of the mortgaged properties occurring in November 2016.

With regards to Loan No. 12, MY Portfolio, certain historical information was not available for the Holiday Inn Express – Covington Property due to the construction of this mortgaged property occurring in 2014.

With regards to Loan No. 16, Shelby Air Park, certain historical financial information was not available due to the acquisition of the property occurring September 2016.

With regards to Loan No. 22, Jameel Road & Kirkwood Center, financial information from October 1, 2015 through October 26, 2015 was not available due to the acquisition of the mortgaged properties occurring on October 26, 2015. Most Recent Revenue, Most Recent Expenses and Most Recent NOI represent the trailing 12-months ending August 31, 2016, which excludes October 2015’s operating financials and instead uses trailing 2-month operating financials between August 2015 and September 2015 and trailing 10-month operating financials from November 2015 to August 2016.

(17)	With regards to Loan No. 1, Novo Nordisk, UW Revenues includes averaged rent during the loan term through the anticipated repayment date (the “ARD”) date for the investment grade tenant, Novo Nordisk Inc., whose lease expires approximately 10 years beyond the ARD.

With regards to Loan No. 15, Sterling Jewelers Corporate HQ III, UW Revenues includes averaged rent during the loan term through the ARD date for the investment grade tenant, Sterling Jewelers Inc., whose lease expires 21 years beyond the ARD.

With regards to Loan No. 22, Jameel Road & Kirkwood Center, the UW Capital Items include a $5,000 adjustment which represents credit for the Upfront TI/LC Reserve of $50,000, collected at closing and averaged over the 10-year loan term. The reserve is expected to be used for general tenant improvements and leasing commissions at the mortgaged properties.

(18)	With regards to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by SF for any Mortgaged Property.

(19)	In certain cases, the data for tenants occupying multiple spaces includes SF for all leases and is presented with the expiration date of the largest SF expiring.

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(20)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease

With regard to Loan No. 2, Rentar Plaza, the second largest tenant, Middle Village Associates, subleases 88.1% of its space to 15 tenants for a total annual base rent of $4,400,639 ($16.61 per SF). The terms of the three largest subtenants are as follows: (i) BJ’s Wholesale Club, Inc., representing 135,254 SF space for a total annual base rent of $2,583,351 ($19.10 PSF expiring on September 30, 2024); (ii) Alfa Management Group, Inc., representing 27,378 SF space for a total annual base rent of $492,000 ($17.97 per SF expiring on October 31, 2023); and (iii) Jennifer Convertibles, Inc. representing 11,700 SF space for a total annual base rent of $269,100 ($23.00 per SF expiring on June 30, 2025).
With regard to Loan No. 2, Rentar Plaza, the fifth largest tenant, City of New York – DOT, may terminate its lease any time upon providing 180 days’ prior written notice to the landlord and payment of the unamortized amount of the landlord’s share of work costs based on a straight line amortization over the first 10 years of the lease term.

With regards to Loan No. 7, Wolfchase Galleria, the second largest tenant, The Finish Line, has a co-tenancy clause if either (i) less than three major tenants (a major tenant being defined as a single tenant occupying at least 50,000 contiguous SF under one trade name) are operating in the mall for 18 consecutive months or (ii) the occupancy, excluding major tenants, falls below 75.0% for 12 consecutive months, then the tenant may terminate the lease upon 30 days’ notice.

With regards to Loan No. 7, Wolfchase Galleria, the third largest tenant, Victoria’s Secret, has a co-tenancy clause if (i) less than 70.0% of non-department store premises are open and operating, or (ii) less than three department store premises remain open and operating and either such co-tenancy violation persists for one year, then the tenant may terminate the lease.

With regards to Loan No. 7, Wolfchase Galleria, the fourth largest tenant, Forever 21, has a co-tenancy clause if (A) either (i) fewer than three major tenants (defined as a single tenant occupying at least 40,000 contiguous SF operating under a single trade name) are open and doing business for a period of more than 180 days or (ii) less than 75.0% of the non-major tenants are open and doing business for more than 60 days, and (B) during the applicable 180-day or 60-day period the tenant’s adjusted gross sales decline by at least 7.0%. If the co-tenancy provision is violated, then if the violation continues for 12 consecutive months, then tenant has the right to terminate the lease upon 120 days’ notice.

With regards to Loan No. 7, Wolfchase Galleria, the fifth largest tenant, Charming Charlie, has a co-tenancy clause if (i) fewer than two major tenants (a major tenant being defined as a single tenant occupying at least 25,000 contiguous SF) are open, or (ii) less than 50.0% of the non-major tenants area is occupied and (iii) the co-tenancy condition continues for six consecutive months, and tenant sales decrease by 20.0%, then the tenant may pay alternate rent in the amount of 7.0% of gross monthly sales in lieu of base rent, percentage rent and all additional rent. If the co-tenancy condition continues for an additional 12 consecutive months then the tenant may terminate the lease upon 30 days’ notice.

With regards to Loan No. 9, Federal Way Crossings, the fourth largest tenant, Office Depot, Inc., may terminate its lease by giving notice on or before the earlier of the date that is 12 months after expiration of the Replacement Period and the date on which the on-going co-tenancy requirement has been satisfied, with termination effective 30 days after the date the landlord receives the termination notice. The “Replacement Period” is defined as the additional six months that Sportsman’s Warehouse, the largest tenant, or a replacement tenant chain store with at least 5 stores doing business under the same trade name and occupying at least 20,000 SF of Sportsman’s Warehouse’s original premises, is not operating after 60 consecutive days followed by a six month period during which time Office Depot, Inc. pays abated minimum rent.

With regards to Loan No. 9, Federal Way Crossings, the fifth largest tenant, Jimmy Mac’s Roadhouse, has a co-tenancy clause if tenants occupying 50.0% or more of the retail floor area as of the lease commencement date fail to continue to operate their premises and close for a continuous period of 180 consecutive days (“Cure Period”) and Jimmy Mac’s Roadhouse’s gross sales decrease by 15.0% or more, in the aggregate, during the Cure Period, and if the co-tenancy event continues for more than 12 months following expiration of the Cure

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Period, Jimmy Mac’s Roadhouse may terminate its lease with 30 days’ notice given on or before the date that is 30 days following expiration of the 12-month period and prior to the date the co-tenancy event no longer occurs.

With regard to Loan No.10, Greenwich Office Park, the largest tenant, IBG LLC, may terminate its lease upon providing written notice of at least eight months. The tenant must pay a termination fee that decreases by approximately $26,000 each month. The current termination fee, for a termination effective August 1, 2017, is $1,626,919. The last termination option, for a termination effective date of December 1, 2018, requires a termination fee of $1,205,743.

With regard to Loan No. 10, Greenwich Office Park, the fifth largest tenant, Performance Equity Management LLC, has a one-time right to terminate its lease in March 2023 with at least 12 months’ prior written notice and a termination fee equal to the unamortized portion of the construction allowance, free rent, and leasing commissions with 8% annual interest.

With regards to Loan No. 11, Great Falls Marketplace, the largest tenant, Smith’s Food & Drug, may terminate the lease with respect to a portion of the Great Falls Marketplace mortgaged property improved by a fuel center facility upon written notice to the borrower during the first 5 years of the lease term. No time period for the giving of such termination notice is set forth in the lease. If such termination option is exercised, Smith's Food & Drug is required to remove the improvements on the related portion of the mortgaged property, clear the site of all debris and return the site to the borrower to be used as part of the common area. In connection with such restoration, Smith's Food & Drug is required to have a Phase I environmental site assessment prepared. Notwithstanding any such termination, Smith's Food & Drug will remain obligated to pay the borrower any rent for such portion of the mortgaged property until the later of: (i) the 5th anniversary of the lease commencement date or (ii) the completion of the aforementioned removal and restoration.

With regards to Loan No. 11, Great Falls Marketplace, the third largest tenant, Office Max, has a co-tenancy clause if for 18 or more consecutive months less than three major tenants are occupying and/or operating their respective space for any reason excluding temporary periods resulting from casualty for greater than 180 consecutive days, Office Max may terminate its lease upon 90 days’ notice unless three major tenants are open and operating within 90 days after the landlords’ receipt of the termination notice. Major tenants include tenants occupying at least 18,000 SF.

With regards to Loan No. 11, Great Falls Marketplace, the fourth largest tenant, Michaels Arts & Crafts, has a co-tenancy clause if more than two anchor tenants, excluding Michaels Arts & Crafts, have failed to be open and continuously operate in the Great Falls Marketplace mortgaged property. An anchor tenant is defined as: (i) Smith's Food & Drug, Carmike Cinema, Office Max, Barnes & Noble, and Old Navy (ii) a replacement or successor tenant to one of the original anchor tenants, provided such replacement or successor tenants is comparably sized to its predecessor and operates a business substantially similar to the original anchor tenants, (iii) assignees or sublessees of one of the original anchor tenants, regardless of the use made of the applicable premises to the extent the landlord does not have the right to consent to a change in the use of such applicable premises, or (iv) a tenant occupying at least 20,000 leasable SF and which (a) on a regional or national basis, operates under the same trade name at least ten high quality retail stores in a manner consistent with a first class retail shopping center in the Great Falls, Montana metropolitan area and (b) operates as one of the following: (i) full line department store, (ii) junior department stores, (iii) soft good store, (iv) supermarket, (v) sporting goods store, (vi) home improvements store, (vii) catalog store, (viii) drug store, (ix) toy superstore, (x) electronic equipment/appliance superstore, (xi) office supply store, or (xii) warehouse department store. If the co-tenancy requirement is not satisfied for a period of 12 months beyond expiration of the 180-day period, Michaels Arts & Crafts may terminate by providing 180 days' notice.

With regards to Loan No. 11, Great Falls Marketplace, the fifth largest tenant, Barnes & Noble, has a co-tenancy clause if more than two tenants individually occupying greater than 20,000 SF permanently discontinue operations (other than a temporary closure for a reasonable period of time due to casualty, cause or event involving force majeure, remodeling or impending subletting or assignment) and a new tenant does not replace one of such closed tenants within 6 months from the date that the 3rd such tenant closed for business, and if a new tenant does not replace one of such closed tenants within one year from the date the 3rd tenant closed for business, Barnes & Noble may terminate effective upon 60 days after giving notice.
With regards to Loan No. 13, 681 Fifth Avenue, MCM Products USA, Inc. is currently subleasing Belstaff USA’s 5,835 SF suite on the 10th floor, which has a lease expiration date of February 12, 2017.

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With regards to Loan No. 13, 681 Fifth Avenue, Forall USA is currently subleasing Belstaff USA’s 5,835 SF suite on the 8th floor, which has a lease expiration date of March 31, 2022.

With regard to Loan No. 16, Shelby Air Park, the largest tenant, DYK Automotive, LLC, has a one-time right to terminate its lease on March 31, 2023, with nine months’ notice pursuant to tenant paying a termination fee of $250,000.

With regard to Loan No. 16, Shelby Air Park, the third largest tenant, Mercury Printing Company, Inc., has a one-time right to terminate 30,000 SF on May 20, 2017, with six months’ notice pursuant to tenant paying a termination fee of three months’ rent plus unamortized leasing costs.

With regard to Loan No. 16, Shelby Air Park, the fourth largest tenant, JAS Forwarding, Inc., has a one-time right to terminate its lease on November 30, 2018, with six months’ notice pursuant to tenant paying a termination fee of two months’ rent plus unamortized TI/LCs (straight-lined at 8%).

With regard to Loan No. 19, Fedex Plaza, the largest tenant, Vision Works, has a co-tenancy requirement that is violated upon less than 75% of the gross leasable area at the Fedex Plaza mortgaged property being open for business and a termination option if the threshold is not met within six months of violation.

With regard to Loan No. 19, Fedex Plaza, the fourth largest tenant, Sleepy’s Inc., can terminate the lease if their exclusive use is violated for more than 12 months.

With regards to Loan No. 26, Wilmington Industrial Park, the largest tenant, PC Connections, Inc. has a one-time early termination option effective August 31, 2022, which requires six months prior notice and the tenant’s repayment of all unamortized tenant improvements, leasing commissions and legal expenses associated with the lease.

With regards to Loan No. 29, 534 Flatbush Ave-Brooklyn, the largest tenant, Taqueria “El Patron” Mexican Grill, and the third largest tenant, IX Coffee Shop, can terminate their respective leases after January 1, 2017 with 60 days’ notice.

(21)	Represents the upfront and monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With regards to Loan No. 1, Novo Nordisk, the monthly insurance reserve is waived as long as (i) the Novo Nordisk Inc. (“Novo”) lease is in full force and effect and Novo is the sole tenant at the Novo Nordisk mortgaged property, (ii) Novo is obligated to pay the insurance premiums directly pursuant to the terms of the Novo lease and the insurance requirements and coverages set forth under the Novo lease have not been modified and are acceptable to administrative agent, (iii) there is no event of default existing under the Novo Nordisk Whole Loan beyond any applicable notice and cure period, (iv) there is no monetary default or material nonmonetary default under the Novo lease, (v) Novo Nordisk A/S maintains a long-term unsecured credit rating by a S&P or Moody’s of at least BBB- or the equivalent rating, and (vi) the borrower provides the administrative agent with evidence of timely payment of such insurance premiums. The borrower is required to provide the administrative agent with evidence reasonably satisfactory to the administrative agent that (i) all insurance that the borrower, as landlord under the Novo lease, is responsible to maintain, including but not limited to any expansion space, pursuant to the Novo lease, is in full force and effect and (ii) all insurance that the borrower, as tenant under the lease for the adjacent helipad (the “Helistop Lease”), is responsible to maintain, pursuant to the Helistop Lease, is in full force and effect. The rent on the Helistop Lease was a one-time payment in 2004 of $100 for an initial term of fifteen years that extended through July 29, 2019.

With regards to Loan No. 2, Rentar Plaza, the monthly insurance reserve is waived provided that (i) the borrower deposits and maintains an amount equal to four months’ worth of such deposits; (ii) no event of default has occurred and is continuing; (iii) insurance is provided via one or more blanket insurance policies; and (iv) the

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borrower provides evidence reasonably satisfactory to the lender with timely proof of payment of insurance premiums.

With regards to Loan No. 3, Gurnee Mills, ongoing reserves for taxes are not required as long as (i) no lockbox event period, as defined in the loan agreement, exists; and (ii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent and (b) upon request, provides the lender with satisfactory evidence of such payment of taxes. Ongoing reserves for insurance are only required during a lockbox event period if the borrower does not provide satisfactory evidence that the Gurnee Mills mortgaged property is insured under an acceptable blanket policy. Ongoing replacement reserves are not required as long as no lockbox event period exists. Following the occurrence and during the continuance of a lockbox event period, the borrower is required to deposit $29,926 per month for replacement reserves. Ongoing reserves for tenant improvements and leasing commissions (“TI/LC”) are not required as long as no lockbox event period exists. Following the occurrence and during the continuance of a lockbox event period, the borrower is required to deposit $94,204 per month for TI/LC reserves.

With regards to Loan No. 4, QLIC, the loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

With regards to Loan No. 5, Walgreens Portfolio I, the tax escrows are springing upon (i) if the Major Tenant (as defined in the Loan Agreement) lease is no longer in full force and effect, (a) no event of default under the loan then exists, (b) the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of such determination is equal to or greater than 1.55x, and (c) the borrower provides to the lender prior to the date on which such taxes would be delinquent, evidence satisfactory (as determined by the lender) that such taxes have been paid, or (ii) if the Major Tenant lease remains in full force and effect, (a) no event of default under the loan then exists, (b) the Major Tenant is required under each Major Tenant lease to pay, and does pay, taxes directly to the appropriate public office (and the lender, upon written request, receives evidence of such payment), and (c) no event of default (after applicable notice and cure periods) exists under such Major Tenant lease. The insurance escrows are waived so long as (i) the borrower maintains blanket policies in accordance with the loan documents or (ii) the Major Tenant self-insures pursuant to the terms of the loan documents.

With regards to Loan No. 6, Embassy Suites – Hillsboro, upon the occurrence of a Future PIP Trigger Event (as defined below), the remaining cash flow will be deposited into the PIP reserve account. The funds on deposit in the PIP reserve account will be made available from time to time to pay for costs and expenses (including progress payments) incurred in connection with the performance of the applicable property improvement plan. For purposes hereof, a “Future PIP Trigger Event” will occur: (i) if the franchisor or borrower gives notice of its intention to terminate or cancel or not extend or renew the franchise agreement, (ii) 12 months prior to the then applicable expiration date under the franchise agreement, (iii) if an event of default by the borrower or an affiliate of the borrower occurs under the franchise agreement, (iv) if an event of default by the franchisor occurs under the franchise agreement, (v) if bankruptcy or insolvency of the franchisor occurs or (vi) if the franchisor requires the borrower to perform any PIP.

With regards to Loan No. 7, Wolfchase Galleria, during the continuation of a Lockbox Event Period (as defined below), a monthly escrow for rent and other charges payable under any taxes, insurance premiums (unless required coverages are provided pursuant to a blanket insurance policy reasonably acceptable to the lender), and other assessments (if any) will be required. A “Lockbox Event Period” means the period (i) commencing upon an event of default under the Wolfchase Galleria Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing on the date upon which the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters is less than 1.40x for two consecutive calendar quarters (a “DSCR Trigger Event”), and ending on the date the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.40x for two consecutive calendar quarters.

With regards to Loan No. 8, Walgreens Portfolio V, the tax escrows are springing upon (i) if the Major Tenant (as defined in the Loan Agreement) lease is no longer in full force and effect, (a) no event of default under the loan then exists, (b) the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of such determination is equal to or greater than 1.55x, and (c) the borrower provides to the lender prior

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to the date on which such taxes would be delinquent, evidence satisfactory (as determined by the lender) that such taxes have been paid, or (ii) if the Major Tenant lease remains in full force and effect, (a) no event of default under the loan then exists, (b) the Major Tenant is required under each Major Tenant lease to pay, and does pay, taxes directly to the appropriate public office (and the lender, upon written request, receives evidence of such payment), and (c) no event of default (after applicable notice and cure periods) exists under such Major Tenant lease. The insurance escrows are waived so long as (i) the borrower maintains blanket policies in accordance with the loan documents or (ii) the Major Tenant self-insures pursuant to the terms of the loan documents.

With regards to Loan No. 12, MY Portfolio, the borrower is required to deposit, as monthly capital expenditures, (a) with respect to the Candlewood Suites – Slidell mortgaged property, Comfort Suites - Gonzales mortgaged property, the Holiday Inn - Vicksburg mortgaged property and the LaQuinta Inn & Suites - Vicksburg mortgaged property, an amount equal to the greater of (i) 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs, and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the applicable franchise agreement; and (b) with respect to the Holiday Inn Express – Covington mortgaged property and the Holiday Inn Express - New Orleans mortgaged property, an amount equal to the greater of (i)(A) during the first 2 years of the loan term, 1/12 of 2% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs, (B) during the third year of the loan term, 1/12 of 3% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs, and (C) after the third year of the loan term and during each year for the remainder thereof, 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs, and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

With regards to Loan No. 12, MY Portfolio, upon the occurrence of a Future PIP Trigger Event, the remaining cash flow will be deposited into the future PIP reserve account. The funds on deposit in the future PIP reserve account will be made available from time to time to pay for costs and expenses (including progress payments) incurred in connection with the performance of the applicable future PIP. For purposes hereof, a “Future PIP Trigger Event“ will occur: (i) if the franchisor or borrower gives notice of its intention to terminate or cancel or not extend or renew any franchise agreement, (ii) 12 months prior to the then applicable expiration date under any franchise agreement, (iii) if an event of default occurs under any franchise agreement, (iv) if bankruptcy or insolvency of any franchisor occurs or (v) if any franchisor requires any borrower to perform any PIP.
With regards to Loan No. 13, 681 Fifth Avenue, at origination the borrower was required to escrow remaining rent concessions of $250,262 for MCM for the February 14, 2017 through September 15, 2017 period.

With regards to Loan No. 14, Courtyard Cromwell, the Monthly Furniture, Fittings and Equipment Reserve will be adjusted based on monthly operating statements for the Courtyard Cromwell mortgaged property and will be an amount of 4.0% of gross revenue for the immediately preceding calendar month.

With regards to Loan No. 15, Sterling Jewelers Corporate HQ III, the monthly tax and insurance escrow is waived provided that (i) no event of default exists under the related loan agreement; (ii) the primary tenant pays all taxes and insurance premiums directly pursuant to the mortgage loan documents; (iii) the borrower delivers to the lender copies of all bills for taxes and insurance premiums as they are received; (iv) the lender has received evidence reasonably satisfactory that taxes and insurance premiums have been paid as and when required pursuant to the terms and provisions of the loan agreement; (v) the primary tenant lease is in full force and effect; (vi) the primary tenant maintains insurance in compliance with the requirements set forth in the mortgage loan documents and delivers evidence of such compliance to the lender; and (vii) unless the primary tenant is a subsidiary of Signet Jewelers Limited (“Signet”) and Signet has a credit rating of “BBB-” or higher by S&P and Fitch (and the equivalent by all other rating agencies), an amount equal or greater than $105,073.29 is on deposit in the tax and insurance subaccount.

With regards to Loan No. 15, Sterling Jewelers Corporate HQ III, the monthly TI/LC and replacement reserves are waived so long as the primary tenant lease is not terminated.

With regards to Loan No. 18, Best Western O'Hare, the Monthly Replacement Reserve will be adjusted based on monthly operating statements for the Best Western O’Hare mortgaged property and will be an amount of 4.0% of gross rents for the immediately preceding calendar month.

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With regards to Loan No. 24, Best Western Plus Atlanta Airport-East, the Monthly Replacement Reserve will be adjusted based on monthly operating statements for the Best Western Plus Atlanta Airport-East mortgaged property and will be an amount of 4.0% of gross rents for the immediately preceding calendar month.

With regards to Loan No. 25, The Charles Hotel, the Monthly Replacement Reserve will be adjusted based on annual operating statements and will be 1/12 of 6% of gross rents for the immediately preceding calendar year.

With regards to Loan No. 26, Wilmington Industrial Park, the ongoing operating reserves will be waived for so long as (i) a cash management trigger event has not occurred and is not continuing, (ii) to the extent any insurance required to be maintained, or caused to be maintained, by borrower under the loan documents is maintained by a tenant pursuant to its lease, such lease obligates the applicable tenant to maintain such insurance in form and substance consistent with the applicable requirements to be set forth in the loan documents, (iii) no tenant is in default of its obligation (if any) to maintain any insurance described in clause (ii) above, and (iv) with respect to each insurance required to be maintained, or caused to be maintained, by the borrower under the loan documents, the borrower pays, or causes to be paid, the applicable insurance premiums in full, and provides, or causes to be provided, evidence of such payment (and the continued maintenance of such insurance) in form and substance reasonably satisfactory to the lender on or prior to the due date. Additionally, tax reserve deposits are also conditionally waived so long as: (i) the lender has received satisfactory evidence that all taxes have been paid prior to their respective due dates, and (ii) no cash management trigger event period then exists.

With regards to Loan No. 28, Best Western Salt Lake City, the Monthly Replacement Reserve will be adjusted based on annual operating statements and will be 1/12 of 4% of gross revenue for the immediately preceding calendar year.

With regards to Loan No. 31, Best Western Battleground, the Monthly Replacement Reserve will be adjusted based on monthly operating statements for the Best Western Battleground mortgaged property and will be an amount of 6.0% of gross rents for the immediately preceding calendar month.

(22)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(23)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(24)	With regards to Loan No. 1, Novo Nordisk, the mortgage loan had a maximum principal balance of $207,880,000 and an original principal balance of $168,300,000. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions, which are estimated to be $16,580,000, in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the Novo Nordisk mortgaged property and (ii) earnout funds, which are estimated to be $23,000,000.

With regards to Loan No. 29, 534 Flatbush Ave-Brooklyn, the borrower has deposited a $160,000 debt service reserve (approximately 6 months) and a $25,000 repair code violation reserve. For purposes of calculating the UW NCF DSCR, UW NOI Debt Yield, Cut-0ff Date LTV and Maturity Date LTV, the holdback amount of $185,000 was included as part of the loan balance.

(25)	With regards to Loan No. 1, Novo Nordisk, the borrower has obtained a premises pollution liability insurance policy in lieu of a separate guarantor. The borrower obtained the environmental insurance from Illinois Union Insurance Company with a limit of $15.0 million per incident and in aggregate and a term equal to five years with a three year extended reporting period, beyond the ARD term, that is to be requested prior to the end of the policy term and paid for at the time it is billed.

With respect to Loan No. 2, Rentar Plaza, the related sponsor maintains an umbrella environmental policy that covers the mortgaged property as well as other properties. There is no recognized environmental condition at the mortgaged property and such insurance is not required under the mortgage loan documents.

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With regards to Loan No. 17, Vinings Village, an environmental insurance policy was obtained by the borrower in lieu of providing a separate environmental indemnitor. The borrower obtained environmental insurance from Steadfast Insurance Company, with a limit of $3.0 million per incident and in the aggregate with a November 10, 2025 expiration with an extended reporting period of 36 months.

(26)	Certain of the mortgage loans permit direct or indirect owners in the borrower to incur future mezzanine financing.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum D5CR	Combined Maximum LTV	Combined Debt Yield
27	Windmill Lakes Center	$6,200,000	1.0%	Yes	1.10X	80.0%	N/A
30	North ridge Palm Apartments	$3,460,250	0.6%	Yes	1.15X	80.0%	N/A
33	Colonial Terrace	$2,311,065	0.4W	Yes	1.15X	80.0%	N/A

(27)	With regards to Loan No. 1, Novo Nordisk, the Mortgage Loan, which is comprised of Note A-1, Note A-7, Note A-8 and Note A-9, is cross-collateralized and cross-defaulted with nine pari passu companion loans. Note A-2 is currently unfunded, and will not be the responsibility of the trust. Note A-3, Note A-4, Note A-5, Note A-11 and Note A-12 were contributed to the WFCM 2016-NXS6 securitization. Note A-6 is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. Note A-10 and Note A-13 are currently held by Natixis and are expected to be contributed to one or more future securitizations.

With regards to Loan No. 2, Rentar Plaza, the Mortgage Loan, which is comprised of Note A-1 and Note A-4, is cross-collateralized and cross-defaulted with three pari passu companion loans. Note A-2 and Note A-3 were contributed to the WFCM 2016-NXS6 securitization. Note A-5 is currently held by Natixis and is expected to be contributed to one or more future securitizations.

With regards to Loan No. 3, Gurnee Mills, the Mortgage Loan, which is comprised of Note A-1B and Note A-3A, is cross collateralized and cross-defaulted with five pari passu companion loans. Note A-1A was contributed to the CSAIL 2016-C7 securitization. Note A-2A was contributed to the WFCM 2016-C36 securitization. Note A-2B is currently held by Wells Fargo Bank, National Association. Note A-3B and Note A-4 are currently held by Regions Bank.

With regards to Loan No. 4, QLIC, the Mortgage Loan, which is comprised of Note A-1 and Note A-6, is cross-collateralized and cross-defaulted with four pari passu companion loans and one subordinate loan. Note A-2 and Note A-3 were contributed to the WFCM 2016-NXS6 securitization. Note A-4 and Note A-5 are currently held by Natixis and are expected to be contributed to one or more future securitizations. Note B is subordinate to the Mortgage Loan and pari passu companion loans, and is currently held by SM Core Credit Finance LLC.

With regards to Loan No. 7, Wolfchase Galleria, the related Mortgage Loan, which is comprised of Note A-6 and Note A-7, is cross-collateralized and cross-defaulted with six pari passu companion loans. Notes A-1-1 and A-3 are expected to be contributed to the MSC 2016-UBS12 securitization. Note A-1-2 is currently held by Morgan Stanley Bank, N.A. and may be contributed to a future securitization. Note A-2, Note A-4 and Note A-5 are currently held by UBS AG and may be contributed to one or more future securitizations.

With regards to Loan No. 9, Federal Way Crossings, the related Mortgage Loan, which is comprised of two notes (Note A-2 and Note A-5), is cross-collateralized and cross-defaulted with three pari passu companion loans (Note A-1, Note A-3 and Note A-4), which are expected to be contributed to the MSC 2016-UBS12 securitization.

With regards to Loan No. 10, Greenwich Office Park, the Mortgage Loan, which is comprised of Note A-2, is cross-collateralized and cross-defaulted with two pari passu companion loans. Note A-1 is currently held by

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Natixis Real Estate Capital LLC and is expected to be contributed to the MSC 2016-UBS12 securitization. Note A-3 is currently held by Natixis and is expected to be contributed to one or more future securitizations.

With regards to Loan No. 12, MY Portfolio,the related Mortgage Loan, which is comprised of Note A-2, is cross-collateralized and cross-defaulted with a pari passu A-1 Note in the original principal amount of $10,000,000 which was contributed to the MSBAM 2016-C31 securitization.

With regards to Loan No. 13, 681 Fifth Avenue, the related Mortgage Loan, which is comprised of Note A-3, is cross-collateralized and cross-defaulted with five pari passu companion loans. Note A-1 is expected to be contributed to the MSC 2016-UBS12 securitization. Note A-2 and Note A-4 are currently held by UBS AG and are expected to be contributed to the CFCRE 2016-C7 securitization. Note A-5 and Note A-6 are currently held by Citigroup Global Markets Realty Corp. and may be contributed to one or more future securitizations.

(28)	With regards to Loan No. 1, Novo Nordisk, the whole loan has a maximum principal balance of $207,880,000 and an original principal balance of $168,300,000. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions, which are estimated to be $16,580,000, in connection with the exercise of Novo’s right under its lease to take expansion space at the Novo Nordisk mortgaged property and (ii) earnout funds which are estimated to be $23,000,000.

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